UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 29, 2004

                                Jove Corporation
             (Exact Name of Registrant as Specified in its Charter)



                Michigan                 0-12123               38-2459626
 (State or other jurisdiction of  (Commission File Number)    IRS Employer
  incorporation or jurisdiction)                          Identification Number)



      3220 Coolidge, Berkley, Michigan                               48072
      ---------------------------------
      (Address of principal executive office)                      (Zip Code)

    Registrant's telephone number, including area code: (248) 542-6111

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement
communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.        Completion of Acquisition or Disposition of Assets.

Acquisition of West Pier Corporation and Michigan Business Development Company

On December 30, 2004, Jove Corporation closed the acquisition of 100% of the common stock of West Pier Corporation and approximately 88.5% of the common stock of Michigan Business Development Company, formerly known as Michigan BIDCO, Inc. ("MBDC"). We had previously acquired 100% of the outstanding preferred stock of MBDC from University Bank in March 2004. Stephen Lange Ranzini, our Chairman of the Board, certain members of Mr. Ranzini's family, and University Bank were the controlling shareholders of West Pier and MBDC prior to our acquisition of those companies. Stephen Lange Ranzini is Chairman and the controlling shareholder of University Bank.

MBDC was licensed as a business and industrial development company under the laws of the State of Michigan. In August 2004, we obtained approval from the State of Michigan for the termination of MBDC's license as a business and industrial development company in order to proceed with the closing of the acquisition. Both MBDC and West Pier now are characterized as operationally inactive with the exception of certain developmental software, as described below. Our strategic rationale for purchasing these companies is to (1) leverage our resources in connection with implementing our business plan, (2) obtain the rights to the developmental software, and (3) position our company for future earnings potential from the developmental software.

The developmental software provides us with the basic technology with which we intend to develop a bank-centric network hub, or "BNH," for Internet-based payments that also will provide interoperability with existing legacy payment systems. We plan to develop the BNH to provide the connectivity, security and authentication technology backbone, and neutral third party interoperability between bank and non-bank payment systems that will lead to development of email spam blocking, logistics, and supply chain coordination and networking technologies. The software will allow the efficient completion of a payment cycle within seconds across a variety of platforms, such as credit cards, debit cards, prepayment cards, digital check payments, and others. In addition, this will allow banks to profitably process very small money transactions, called "micro-payments," of less than $1.00 or even less than $0.01 for the first time. By comparison, using existing technology there currently is no cost-effective and secure way for merchants to sell digital content at price points of under $5.00. We believe that this micro-payment gap is preventing the development of a large market for Internet-based digital content utilizing any given standard, let alone a global standard that integrates the numerous and diverse legacy payment systems already used by the major world banking systems. Having the ability to cost-effectively verify, authorize, and process micro-payments of one cent or less in real time will enable a cost-efficient means of eliminating the email spam problem, among many other applications.

Our current business plan is to develop and commercialize the developmental software as the cornerstone of a network supported by major banking institutions. The network will block junk email, commonly known as "spam," as well as other Internet-based fraud such as "phishing," where spammers attempt to steal the financial information of email users, by creating a protected zone on the Internet where only authenticated members of the network will be able to send emails to other registered users of the network. The network technologies and use of the BNH will enable users easily and cost-effectively to transmit micro-payments ranging from a fraction of a penny to $10.00 per transaction. By registering with the network, a user can enforce a network rule that would actually charge the sender of an unsolicited email one cent or more for the right to send an email to the user. By doing so, spam messages would be blocked unless the sender registers with the network and includes with each outgoing email an electronic "check" that settles through the network. If enough users adopt the network, sending spam messages quickly would become economically cost prohibitive to the sender.

As currently designed, the developmental software will use a self-distributing or "viral" marketing concept. Recipients of email sent through the network will be able to register through their banks in order to become members of the network. Once they join the network, users will be protected from spam, "phishing," and other scams because the network will identify whether or not incoming email is from an authenticated user of the network and block those emails from unauthenticated sources.

We plan to establish relationships with large and small banking institutions, credit unions, financial service companies, and corporations as we develop and commercialize the developmental software. We intend to establish a pilot program with banking institutions or one or more banking technology consortiums to

o        perform initial testing and evaluation in a simplified environment;
o        test a working prototype of the system;
o establish network rules and service level agreements for the participants while ensuring compliance with various legal requirements; and
o        test a working commercial prototype of the system.

We believe that Mr. Ranzini's relationships in the banking industry will be helpful to our company in establishing many of the strategic alliances that will be required to enable us to complete development of a working version of the software and to commercialize the product. Once we have developed a commercialized version of the software, we plan to market the network to banks through the American Bankers Association or other banking industry associations.

As previously disclosed in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, on May 28, 2004, we acquired approximately 27.4% of the common stock of MessageWay Solutions, Inc. MessageWay provides middleware software solutions that enable user companies to cost-effectively communicate with their customers' and suppliers' database and software applications without many of the frustrations and complexities that often are associated with business-to-business computer applications. We currently are in discussions with MessageWay with respect to the terms under which our company will obtain a license for the MessageWay software. We plan to use the MessageWay software in order to complete the development and commercialization of the developmental software.

As previously disclosed in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, on September 30, 2004 we acquired (a) 100% of the membership interests of Innovative Business Systems, LLC, or "IBS", from Christopher J. Weideman, and (b) 100% of the outstanding stock of Internet Money Corporation, or "IMC", from Stephen Lange Ranzini. IBS is an approved IBM software development partner and as such receives steep discounts on the purchase of IBM hardware and software, including IBM software development tools. This relationship will enable us to develop the developmental software more economically than otherwise would be possible. We acquired IMC, which is inactive and has never had any operations, for tactical reasons as a potential future subsidiary "spin-off' of the development software assets.

We believe that we will require approximately $25 million of additional cash or in-kind capital to fully develop and commercialize the developmental software over the next two years. We may obtain this capital in the form of cash, contribution of services and equipment from the targeted users of the software and other service providers, or both. We cannot provide assurance, however, that such additional capital will be available at all or, if available, that we will be able to obtain such additional capital on acceptable terms. The inability to obtain the additional capital that we require to fully develop and commercialize the developmental software or otherwise to fund our ongoing operations and growth strategy could have a material adverse affect on our business, operating results, and prospects.

Three patents were filed in connection with the developmental software prior to our acquisition of West Pier and MBDC. In connection with those acquisitions, we acquired certain rights to those patents. We currently own 75% of the rights to the first patent, 100% of the rights to the second patent, and 50% of the rights to the third patent. We currently are negotiating with the other holders of rights to the first and third patents to acquire their remaining interests, so that we ultimately will own 100% of the intellectual property interests in the developmental software. We can not provide assurance, however, that we will successfully acquire 100% of the patent rights in the developmental software.

Certain Risk Factors Affecting Our Business and Our Ability to Commercialize the Developmental Software

Our business involves a high degree of risk, particularly with respect to our ability to successfully complete development of and to commercialize the developmental software. Potential investors should carefully consider the risks and uncertainties described below and in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, which are incorporated herein by reference, before deciding whether to invest in shares of our common stock. If any of such risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

We will require significant infusions of additional capital to successfully develop and commercialize the developmental software. As described above, we currently anticipate that we will require approximately $25 million of cash or in-kind capital to fully develop and commercialize the developmental software over the next two years. Our need for additional capital to finance development of the software as well as our operations will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We cannot predict the timing or amount of our capital requirements at this time. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our financial condition, operating results, and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing shareholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

There is no assurance that our future products and services will be accepted in the marketplace. In order to be successful, our proposed network must attract a critical mass of large and small banks, internet service providers, large and small businesses, and mass market consumers. Banks are conservative by nature and may be slow to adopt new technologies such as the developmental software. If a sufficient number of businesses and consumers do not adopt the system, the network will not achieve the widespread use that will be required to make it commercially successful and profitable for our company. Even if we successfully develop a critical mass of users of the network, such market acceptance may not be sustainable. New or increased competition may result in market saturation, more competitive pricing, or lower margins. Further, overall performance and user satisfaction may be affected by a variety of factors, many of which will be beyond our company's control. Our company's business, operating results, and financial condition would be materially and adversely affected if the market for our products and services fails to develop or grow, develops or grows more slowly than anticipated, or becomes more competitive or if our products and services are not accepted by targeted customers even if a substantial market develops.

We may not be able to successfully develop a commercially viable micro-payment system. Previous attempts by others to develop micro-payment systems have failed, and we can provide no assurance that we will succeed where others have failed. We believe that previous attempts have failed because those developers were unable to create a system that fostered widespread adoption and usability in a short period of time. Until the system reaches a critical mass, potential users have little motivation to adopt the system. We are attempting to address this "chicken and egg" problem by developing a system that solves a major unmet need, blocking junk email, and that will be widely adopted by banks and other financial institutions, which will enable other users quickly and easily to adopt the system. We cannot provide assurance, however, that our assumptions regarding widespread adoption of the system will be correct or that we will successfully develop and market our system.

Our technology may not work as anticipated or our system may not be scalable. If our technology does not work as expected or the network is not secure, we could lose money or fail. For example, previous attempts to develop "e-postage" or other systems for charging the senders of email have failed because there was no way to settle the transactions through the banking system. If our network is unable to provide a system for charging fees and settling transactions quickly, securely, and cost-effectively, then our proposed business will fail. In addition, the network will require highly reliable computers that are capable of processing large numbers of transactions on a continual basis. As the network grows, we will be required to scale the system to handle the increased volume of transactions. Any limitations on or failure in our ability to scale the system while controlling costs will delay or stop the growth of our network, which would have a material adverse affect on our business, financial condition, and operating results.

Potential software defects and product liability claims could result in delays in market acceptance, unexpected costs, and diminished operating results. Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Once we develop and commercialize our software, defects and errors could be found in our products, future upgrades to then-current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially and adversely affect our operating results. We may include provisions in license agreements with our customers that attempt to limit our exposure to potential product liability claims, but those provisions may not be enforceable as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

We may fail if our customer acquisition costs or ongoing operating expenses are higher than anticipated. Under our current business plan, we will not charge users to join the network. We could lose money and ultimately fail if customer acquisition costs are higher than we currently anticipate. Likewise, we could lose money and ultimately fail if our ongoing expenses to operate the network, government compliance costs, non-recoverable customer services expenses, or other expenses are higher than our estimates.

Even if we successfully develop and commercialize our software, we may be required to anticipate and respond to rapid technological changes. Rapid technological developments and evolving industry standards may characterize the market for the products and services that our company offers in the future. These factors will require us continually to improve the performance and features of our products and services as quickly as possible. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments and changing customer needs. If the industries in which our company competes adopt systems and applications different from those used in our products and services, our operating results and financial condition may be materially and adversely affected. Any failure by our company to anticipate or respond adequately to technological developments, customer requirements, or any significant delays in product development or introduction could have a material adverse effect on our operating results and financial condition.

We may not be able to adequately protect our intellectual property rights. Our success will depend both on our internally developed technology and on certain third party technologies. We will rely on a combination of patents, contractual provisions, confidentiality procedures, and trademark, copyright, trade secrecy, unfair competition, and other intellectual property laws to protect the proprietary aspects of our products and services. The steps we take to protect our intellectual property rights may not be adequate to protect our intellectual property and may not prevent our competitors from gaining access to our intellectual property and proprietary information. In addition, we cannot provide assurance that courts will always uphold our intellectual property rights or enforce the contractual arrangements that we have entered into to protect our proprietary technology.

Third parties may infringe or misappropriate our patents, copyrights, trademarks, service marks, trade dress, and other proprietary rights. Any such infringement or misappropriation could have a material adverse effect on our business, prospects, financial condition, and results of operations. We may decide to initiate litigation in order to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of our proprietary rights. Any such litigation could result in substantial expense, may reduce our profits, and may not adequately protect our intellectual property rights. In addition, we may be exposed to future litigation by third parties based on claims that our products or services infringe their intellectual property rights. Any such claim or litigation against us, whether or not successful, could result in substantial costs and harm our reputation. In addition, such claims or litigation could force us to do one or more of the following:

o cease selling or using any of our products or services that incorporate the challenged intellectual property, which would adversely affect our revenue;

o obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all; and

o redesign or, in the case of trademark claims, rename our products or services to avoid infringing the intellectual property rights of third parties, which may not be possible and in any event could be costly and time-consuming.

Even if we were to prevail, such claims or litigation could be time-consuming and expensive to prosecute or defend, and could result in the diversion of our management's time and attention. These expenses and diversion of managerial resources could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Regulation of the Internet may adversely affect our business. Due to the increasing popularity and use of the Internet, federal, state, local, and foreign governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet. These laws and regulations may affect issues such as user privacy, pricing, content, taxation, copyrights, distribution, and quality of products and services. The laws governing the Internet remain largely unsettled, even in areas where legislation has been enacted. It may take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel, and taxation, apply to the Internet and Internet-based products and services, such as the developmental software. In addition, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. Any new legislation could hinder the growth in use of the Internet generally or in our industry and could impose additional burdens on companies conducting business online, which could, in turn, decrease the demand for our products and services, increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Refinancing of Debt Incurred to Purchase Michigan Business Development Company
   Preferred Stock

On December 29, 2004, we issued a promissory note in the principal amount of $322,429.47 payable to Stephen Lange Ranzini, Joseph Lange Ranzini, and Angela Lange Ranzini. Stephen Lange Ranzini is our Chairman of the Board and Joseph Lange Ranzini and Angela Lange Ranzini are Mr. Ranzini's brother and sister, respectively. The promissory note bears interest at 12.0% per annum, matures on December 31, 2005, and is secured by (a) all of the shares of West Pier, (b) our line of credit with MBDC, and (c) our interests in i2 Telecom International, Inc., University Bancorp, Inc., and CityFed Financial Corp. We used the proceeds from the promissory note to repay the amounts remaining outstanding under the promissory note we issued to University Bank on March 24, 2004, as the consideration for all of the outstanding preferred stock of MBDC.

Contingent and Unsecured Promissory Notes Issued in Connection with Acquisitions

In connection with the acquisition of West Pier and MBDC, on March 24, 2004, we issued into escrow contingent and unsecured promissory notes totaling $923,846 to the sellers of those companies, as follows:

                                                                 Principal
                                                                  amount
                         Name                                    of notes

              Stephen Lange Ranzini                            $308,450.82
              Clare Family Trust                                369,685.25
              Mildred Lange Ranzini                              32,609.08
              Mildred Lange Ranzini Trust                       213,100.85
                                                                ----------
                  Total                                        $923,846.00
                                                                ==========

The contingent and unsecured notes have a ten-year term and bear interest at 7.5% per annum. The terms of these notes defer payments and accrual of interest until we receive revenue on the developmental software, at which time 50% of any revenue derived from the developmental software will be used to pay the outstanding principal and any accrued interest until the notes are paid in full. The notes were released from escrow on December 30, 2004, in connection with our closing of the West Pier and MBDC transactions.

Item 3.02.        Unregistered Sales of Equity Securities.

On March 24, 2004, we issued into escrow an aggregate 1,952,210 shares of common stock to the sellers of West Pier and MBDC in connection our acquisition of those companies, as follows:

                                                              Number of
                                                             shares of our
                         Name                                common stock

              Stephen Lange Ranzini                             793,152
              Clare Family Trust                                306,374
              Mildred Lange Ranzini                             320,107
              Mildred Lange Ranzini Trust                        46,311
              Dr. Joseph Lange Ranzini                          155,473
              Dr. Angela Ranzini                                145,549
              Ranzini Family Trust                               33,079
              University Bancorp, Inc.                          152,165
                                                            -----------
                  Total                                       1,952,210
                                                              =========

Pursuant to the LYRE, LLC operating agreement, LYRE exercised its right to acquire the shares of common stock acquired by its members. As a result, simultaneous with their acquisition of common stock in the West Pier and MBDC transactions, Stephen Lange Ranzini, Clare Family Trust, Mildred Lange Ranzini, Mildred Lange Ranzini Trust, Dr. Joseph Lange Ranzini, Dr. Angela Ranzini, and Ranzini Family Trust contributed the shares issued to them in these transactions to LYRE, LLC in exchange for additional membership interests in LYRE. The shares were released from escrow on December 30, 2004, in connection with our closing of the West Pier and MBDC transactions.

These shares were issued pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933. No form of general solicitation or general advertising was used in connection with the transaction and we obtained representations and warranties from each of the selling shareholders that he or she had access to complete information concerning our company, was acquiring the shares of common stock for investment and not with a view to the distribution thereof, and otherwise was not an underwriter within the meaning of Section 2(11) of the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)      Appointment of Christopher J. Weideman as Chief Technology Officer

Effective August 1, 2004, Christopher J. Weideman became our Chief Technology Officer in connection with our acquisition of Innovative Business Systems, LLC, or "IBS," which we completed on September 30, 2004. Mr. Weideman has worked with Kendall & Davis, an information technology, or "IT," recruiting and employment services firm that provides contract employees for major corporations, since November 2001. Through Kendall & Davis, Mr. Weideman has served as Chief Architect in the IT Management function at DaimlerChrysler Services, formerly known as DaimlerChrysler Financial Services. His functions at DaimlerChrysler have included developing architectural designs and standards, software development methodology standards, and common management practices that DaimlerChrysler applies to its global IT projects in order to reduce costs and improve productivity. From April 1999 until September 2001, Mr. Weideman served as Chief Architect and, most recently, Chief Technology Officer with Softzone Engineering, where he served as an outsourced IT consultant to large companies. Mr. Weideman has extensive experience managing large Enterprise Resource Planning and integration projects in the banking, healthcare, and manufacturing industries. He also has extensive experience in the design and management of high-volume communication servers and transaction systems in the N-Tier Client Server and Web Enterprise markets. Mr. Weideman also was part of the team that developed the IEEE 7 layer model for Open Systems Interconnection (OSI) and the Manufacturing Automation Protocol/Technical Office Protocol (MAP/TOP) while at 3M Laboratories and Rockwell. These local and wide area network protocols, along with TCP/IP, have become the foundation of today's Internet and intranets worldwide.

Item 9.01.        Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

            In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by this Item 9.01 shall be filed by amendment to this Form 8-K no later than March 17, 2005.

(b)         Pro Forma Financial Information.

            In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item 9(b) shall be filed by amendment to this Form 8-K no later than March 17, 2005.

(c)         Exhibits

Exhibit
Number         Description

2.1 Purchase and Sale Agreement dated March 24, 2004, by and among the registrant and the shareholders of Michigan Business Development Company and West Pier Corporation
10.13 Stock Transfer Agreement dated March 24, 2004, among the registrant, Lyre, LLC, CCG Partners, LLC, and the shareholders of Michigan Business Development Company and West Pier Corporation
10.14 Preferred Stock Purchase Agreement dated March 24, 2004, between the registrant and University Bank
10.15(a) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $308,450.82, issued to Stephen Lange Ranzini
10.15(b) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $369,685.25, issued to Clare Family Trust
10.15(c) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $32,609.08, issued to Mildred Lange Ranzini
10.15(d) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $213,100.85, issued to Mildred Lange Ranzini Trust
10.16 Promissory Note dated March 24, 2004, in the principal amount of $600,000, issued to University Bank
10.17 Security Agreement dated March 24, 2004, between the registrant, as debtor, and University Bank, as secured party
10.18 Promissory Note dated December 29, 2004, in the principal amount of $322,429.47, issued to Stephen Lange Ranzini, Joseph Lange Ranzini, and Angela Ranzini

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     JOVE CORPORATION


Dated:  January 3, 2005              By:  /s/ Clifton S. Crockatt
                                     -------------------------------------
                                     Clifton S. Crockatt
                                     President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number         Description

2.1 Purchase and Sale Agreement dated March 24, 2004, by and among the registrant and the shareholders of Michigan Business Development Company and West Pier Corporation
10.13 Stock Transfer Agreement dated March 24, 2004, among the registrant, Lyre, LLC, CCG Partners, LLC, and the shareholders of Michigan Business Development Company and West Pier Corporation
10.14 Preferred Stock Purchase Agreement dated March 24, 2004, between the registrant and University Bank
10.15(a) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $308,450.82, issued to Stephen Lange Ranzini
10.15(b) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $369,685.25, issued to Clare Family Trust
10.15(c) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $32,609.08, issued to Mildred Lange Ranzini
10.15(d) Contingent and Unsecured Promissory Note dated March 24, 2004, in the principal amount of $213,100.85, issued to Mildred Lange Ranzini Trust
10.16 Promissory Note dated March 24, 2004, in the principal amount of $600,000, issued to University Bank
10.17 Security Agreement dated March 24, 2004, between the registrant, as debtor, and University Bank, as secured party
10.18 Promissory Note dated December 29, 2004, in the principal amount of $322,429.47, issued to Stephen Lange Ranzini,
               Joseph Lange Ranzini, and Angela Ranzini

                                                                Exhibit 2.1

                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made effective as of March 24, 2004, by and between U.S. Mutual Financial Corporation, a Michigan corporation (the "Purchaser"), and the shareholders of Michigan BIDCO, Inc., a Michigan business and industrial development corporation ("BIDCO"), listed in Schedule A, and the holders of all of the shares of common stock of West Pier Corporation, a Michigan corporation ("West Pier") listed in Schedule B (collectively, the "Seller").

                                   WITNESSETH:

         WHEREAS, Seller owns 88.46% of the issued and outstanding common stock of BIDCO and 100% of the common stock of West Pier (individually and collectively referred to as the "Companies"), which Seller desires to sell to Purchaser as hereinafter provided; and

         WHEREAS, Purchaser desires to acquire the issued and outstanding common stock of the Companies, as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

1. CONSIDERATION; EXCHANGE OF CONSIDERATION.

1.1 Stock. Seller agrees to sell to Purchaser 667 shares of common stock of BIDCO and 2,000 shares of common stock of West Pier, collectively representing 100% of the outstanding common stock of the Companies (collectively the "Stock"). Bidco and West Pier also have issued and outstanding shares of preferred stock, which shares are not subject to this purchase and sale agreement.

1.2 Consideration. The consideration for the Stock (the "Consideration") shall consist of the following: at Closing (as defined below), Purchaser shall issue to Seller:

a)                    1,952,210 newly issued shares of common stock of Purchaser
                      ("Common Stock");
b) A [$923,846.00] Note, the payments on which are deferred and the payment of which is contingent, as described below in Section 1.3, (the "Contingent and Unsecured Note").

The consideration shall be distributed to shareholders of BIDCO and West Pier as listed in Schedule 1.2.


         1.3 The Contingent and Unsecured Note. The Contingent and Unsecured Note shall bear interest at 7.5% per annum commencing on the date Purchaser first receives revenues from the Patents. Purchaser shall not be obligated to make any payments of interest or principal on the Contingent and Unsecured Note until and in accordance with the following:

A. Until the Contingent and Unsecured Note is paid in full, on the twenty-fifth
(25th) day of the month following the end of each calendar quarter, Purchaser shall pay to the holder of the Contingent and Unsecured Note an amount equal to the difference between (i) fifty (50%) percent of the Net Revenue, as defined below, received by Purchaser after the Closing Date from the patents identified on Schedule 3.9 attached hereto ("Patents") and (ii) prior payments of fifty percent (50%) of the Net Revenue. Net Revenue shall be the difference between the gross proceeds received from the sale or licensing of the Patents and the sales commissions and selling expenses incurred by Seller to sell or license the Patents. Each calendar quarter after the Closing, Purchaser shall determine the difference between the gross revenues received from the Patents and the sales commissions and selling expenses incurred by Seller to sell or license the Patents to the end of the calendar quarter.

B. Purchaser shall repay all sums due and owing by Purchaser under the Contingent and Unsecured Note within ten (10) days after a change in control of Purchaser ("Change in Control"). For purposes of this Agreement, "Change in Control" shall be defined as (i) Stephen Lange Ranzini, a person designated by him or a parent, sibling, spouse, aunt or uncle is not a member of the board of directors of Purchaser or its successor other than as the result of the death or permanent disability of Stephen Lange Ranzini, (ii) the acquisition of the Purchaser by an unrelated entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) of the outstanding voting stock of the Purchaser to persons or entities or their Affiliates who did not possess such voting stock immediately prior to such transactions) taking effect, or (iii) the sale of all or substantially all of the assets of the Purchaser to other than an Affiliate of the Purchaser or a person or entity who did not possess more than fifty percent (50%) of the outstanding voting stock of the Purchaser. For purpose of this Agreement, "Affiliate" shall mean any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Purchaser.

         1.4 Liquidation of Assets. Purchaser shall promptly liquidate each of the assets listed on Schedule 1.4 attached hereof (the "Listed Assets"). If the Net Proceeds, defined below, exceeds Six Hundred Thousand and 00/100 Dollars ($600,000.00), Purchaser shall pay to the holder of the Contingent and Unsecured Note the lesser of: (i) such excess or (ii) the amount by which the principal balance of the Contingent and Unsecured Note exceeds One Million and 00/100 Dollars ($1,000,000.00). Net Proceeds as used in this section means gross proceeds received by Purchaser from the sale of real property or loans, payoff of the loans by the borrower, sale of property after the foreclosure sale of the Listed Assets less expenses incurred in connection with liquidation (including, but not limited to, attorneys fees, other professional fees and sums paid to discharge liens).

                  If the aggregate Net Proceeds are less than the aggregate value of the Listed Assets set forth on Schedule 1.4 ("Deficiency") the unpaid principal balance of the Contingent and Unsecured Note shall be reduced by the amount of the Deficiency. If the Deficiency exceeds the unpaid principal balance of the Contingent and Unsecured Note, Seller shall reconvey to Purchaser sharesof Common Stock valued for purposes of this Agreement at $.33/share equal to the amount by which the Deficiency exceeds the unpaid principal balance of the Contingent and Unsecured Note. Such reconveyance shall be pro-rata based upon distributions of the Common Stock as set forth in
Schedule 1.2.

         1.5 Seller's Representative. The Seller hereby appoints Stephen Lange Ranzini or his successor or assign, or if none is designated, the General Partner of Orpheus Capital, L.P. as its attorney in fact to act as Seller's representative with respect to Seller's rights and obligations hereunder. This power of attorney is irrevocable and coupled with an interest, and includes but is not limited to the power to accept payments on behalf of Seller and the power to execute such other documents as are necessary to carry out the intent of this Agreement. If Purchaser makes payments to Stephen Lange Ranzini or his successor or assign, Purchaser shall be deemed to have made payment to Seller. Any instructions, demands, notices, waivers or other actions by Stephen Lange Ranzini or his successor or assign, under this Agreement shall be deemed to be instructions, demands, notices, waivers or actions by all persons and entities who are included within the term "Seller" under this Agreement, Seller shall be bound thereby and Purchaser may rely thereon.

         1.6 Allocation of Purchase Price. The purchase price for the transactions contemplated hereby shall be allocated in accordance with Schedule 1.2.

2.       CLOSING.

         2.1 Closing. The exchange of documents, cash and shares of common stock referred to in Section 1 hereof, herein referred to as the "Closing," shall take place at 2 p.m. at the offices of Maddin, Hauser, Wartell, Roth & Heller, P.C. on March 24, 2004 or at such other time, date and/or place as Purchaser and Seller may in writing designate, such time and date are herein referred to as the "Closing Date." Time is of the essence of this Agreement; provided however, that the acquisition of the shares of common stock of BIDCO shall not be consummated until the receipt of prior written approval from OFIS and such acquisition shall be held in escrow until permission is received. In the event that permission for the acquisition of BIDCO from Michigan Office of Financial and Insurance Services ("OFIS") is not received, this agreement shall be null and void, unless otherwise agreed in writing by Purchaser and the Seller's Representative.

         2.2 Deliveries at Closing. On the Closing Date, Seller shall deliver to Purchaser (a) Certificates of Transfer evidencing the transfer of the Stock to Purchaser, duly executed by Seller; (b) the letter in the form of Appendix D attached hereto executed by each person or entity defined as Seller, and (c) the agreements and other documents to be delivered by Seller pursuant to this Agreement. On the Closing Date Purchaser shall deliver to Seller (a) the Consideration specified in Section 1.2 above; (b) evidence that Purchaser has purchased 600 shares of $1,000 par value preferred stock issued by Bidco ("Bidco Preferred Stock"); and (c) the certificates and other documents to be delivered by Purchaser pursuant to this Agreement.

         2.3 Escrow. In the event Bidco or Seller have not received the approval of the transfer of the Bidco Stock from OFIS prior to the Closing, Seller shall deliver to the Escrow

Agent, designated below, the certificates representing the Bidco Stock, together with duly executed assignments separate from certificate. In such event, Purchaser shall deliver to Escrow Agent, the Common Stock allocated to the Bidco purchase issued to Lyre, LLC as provided in the Stock Transfer Agreement of even date herewith, an amendment to the Operating Agreement for Lyre adjusting the Distributive Shares provided in the Stock Transfer Agreement which amendment has been executed by all the members of Lyre, LLC and a promissory note payable to the Bidco Shareholders in the amount allocated to the Bidco Shareholders. Purchaser may, at its option, prior to the OFIS approval or upon denial of the approval by OFIS direct the Escrow Agent to disburse the Bidco stock to Purchaser, the common stock to Lyre, the amendment to the Operating Agreement of Lyre, LLC and promissory note to Seller. In any event, upon receipt of such approval from OFIS, Escrow Agent shall disburse the items in escrow as described above. The Escrow Agent shall be John E. Jacobs.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

         Seller represents, warrants and covenants to Purchaser as follows:

         3.1 Stock. The authorized capital stock of BIDCO consists of: 60,000 shares of common stock, of which 754 shares have been issued and are outstanding as set forth in Appendix A; and 600 shares of preferred stock, all of which have been issued and are outstanding. The authorized capital stock of West Pier consists of: 60,000 shares of common stock, of which 2,000 shares have been issued and are outstanding as set forth in Appendix B; and 100 shares of preferred stock are issued and outstanding. All issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the common stock and preferred stock of the Companies as of the date hereof and at the Closing will be owned by Seller free and clear of all liens, encumbrances, restrictions, claims, options, calls and commitments of every kind. Seller has full legal right, power and authority to enter into this Agreement (subject to OFIS approval and such other approvals as set forth in Sections 7.8 and 8.2 hereof), and Seller has full legal right, power and authority to exchange, assign and transfer the Stock to Purchaser. On the Closing Date, the delivery to Purchaser of the Stock pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims, options, calls and commitments of any kind.

         3.2 Existence and Good Standing. The Companies are corporations duly organized and validly existing in good standing under the laws of the State of Michigan, and are duly authorized, qualified, permitted and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business in the places and in the manner as now conducted except where the failure to do so would not have a material adverse effect on the Companies' business. True and complete copies of the organizational documents and by-laws of the Companies, as amended to the date hereof, certified as of a recent date (x) in the case of the organizational documents of the Companies, by the Secretary of State of Michigan, and (y) in the case of the by-laws and other organizational documents, by the Secretary of the Companies, have been delivered to Purchaser. The books and records of the Companies (containing the records of meetings of the shareholders and the board of directors) are correct and complete. The Companies are not in default under or in violation of any provision of its organizational documents or by-laws.

         3.3 Accurate and Complete Statements. The books, ledgers, financial records and other records of the Companies:


         (a) Have been fully, properly and accurately maintained, are in the possession of the Companies and contain true and accurate records of all matters required to be entered therein by law;

         (b) Do not contain or reflect any material discrepancies; and

         (c) Give and reflect a true and fair representation of the matters which ought to appear therein.

         3.4 Financial Statements. Seller has delivered to Purchaser true and complete copies of the following financial statements of the Companies:

         (a) Unaudited Balance Sheets and Statement of Income for West Pier as of December 31, 2003 (hereinafter referred to as the "Balance Sheet Date");

          (b) Audited Balance Sheets and Statements of Income and Retained Earnings and Statements of Changes in Financial Position, and applicable notes, for BIDCO's three most recent fiscal years.

The term "Balance Sheet" shall refer to the most recent balance sheets of the Companies delivered as described hereinabove.

         All such financial statements are in accordance with the books and records of the Companies, are complete and correct in all material respects, are correct and complete and are consistent with the books and records of the Companies (which books and records are correct and complete), and have been prepared in accordance with GAAP consistently applied.

         3.5 Liabilities. Attached hereto as Schedule 3.5 is an accurate description as of the date hereof of all liabilities of the Companies. The Companies have no liabilities other than as set forth on Schedule 3.5, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Companies giving rise to any liability.

         3.6 Receivables. On Schedule 3.5 is an accurate list as of the date hereof of the accounts and notes receivable of the Companies.

         3.7 Permits, Licenses, etc. Attached hereto as Schedule 3.7 is an accurate list all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights (excluding only radio and usual motor vehicle licenses) owned or held by the Companies, all of which are now valid and in good standing. Such permits, licenses, orders, approvals, variances, franchises, etc., are adequate for the operation of the Companies' business as presently constituted, except where the failure to have such would not have a material adverse effect on the Companies' business. Except as set forth in Schedule 3.7, none of the trademarks, trade names, patents, patent applications or copyrights of Seller are currently used or may be used by a third-party under a licensing or other agreement.

         3.8      Fixed Assets.  There are no fixed assets.

         3.9 Other Assets. On Schedule 3.5 is an accurate list as of the Balance Sheet Date of all properties and assets of the Companies with values in excess of $1,000 other than those shown on Schedule 3.6 and Schedule 3.7. Except as indicated on Schedule 3.5, since the Balance Sheet Date, the Companies have not acquired or sold or otherwise disposed of any of such properties or assets which would be considered material singly or in the aggregate to the Companies. The Companies have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, shown on the most recent Balance Sheet, provided pursuant hereto, or acquired after the Balance Sheet Date, free and clear of all liens and encumbrances, except for properties and assets disposed of in the ordinary course of business since the Balance Sheet Date.

        3.10 No Adverse Conditions. To the best of the Companies' and Seller's knowledge, other than general business and market conditions, no condition or conditions exist or will exist on the Closing Date which may materially impair the operations of the Companies or may materially impair the future revenue or profitability of the Companies.

         3.11     Contracts and Agreements; Adverse Restrictions.

         (a) Except as set forth above there are no contracts and agreements to which the Companies are a party or by which it or any of its property is bound.

         (b) The Companies are not a party to any contract, agreement or other commitment or instrument or subject to any charter or other corporate restriction or subject to any restriction or condition contained in any permit, site assignment, license, judgment, order, writ, injunction, decree or award which materially adversely affects or in the future is reasonably expected to materially adversely affect, the business, operations, properties, assets or condition (financial or otherwise) of the Companies considered as a whole.

         3.12 Insurance. There are no insurance policies carried by the Companies currently in effect, except on the Escanaba Building.

         3.13     Employees; Pension Plans.

         (a) Schedule 3.13 identifies all consulting or employment agreements and other agreements with individual consultants or employees to which the Companies are a party and which are either currently effective or will become effective at the Closing Date. Copies of all such written agreements as well as any employee handbooks, policy manuals and job application forms used by the Companies have been delivered to Purchaser. Schedule 3.13 contains an accurate list of the names and dates of hire of each employee of the Companies and each such person's rate of compensation as well as accrued benefits. Except as set forth on Schedule 3.13, no current officer, manager or other key employee of the Companies has notified the Company or Seller during the last year of an intention to terminate employment or to seek a material change in his terms of employment.

         (b) To the knowledge of the Companies or Seller, no employee of the Companies is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Companies or would conflict with the Companies' business as conducted or proposed to be conducted. To the knowledge of the Companies or Seller, no employee of the Companies is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending or threatened with regard thereto.

         (c) Schedule 3.13 contains a complete list of "Plans" consisting of each:

                  (i) "employee welfare benefit plan," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is maintained or administered by the Companies, or to which the Companies contribute, and which covers any employee or former employee of the Companies or under which the Companies have any liability (a "Welfare Plan");

                  (ii) "employee benefit plan," as defined in Section 3(3) of ERISA, which is maintained or administered by the Companies in connection with any trust described in Section 501(c)(9) of the Code, as amended;

                  (iii) "employee pension benefit plan," as defined in Section 3(2) of ERISA which is maintained or administered by the Companies, or to which the Companies contribute, and which covers any employee or former employee of the Companies or under which the Companies have any liability (a "Pension Plan"); and

                  (iv) employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage or self-insured benefits, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan or Pension Plan, (b) is entered into, maintained, contributed to, or required to be contributed to, as the case may be, by the Companies or under which the Companies have any liability, and (c) covers any employee or former employee of the Companies (collectively, "Benefit Arrangements").

         (d) Except as disclosed in Schedule 3.13 with respect to any Pension Plan subject to Title IV of ERISA, (i) neither the Companies nor a member of a controlled group that includes the Companies have incurred, or reasonably expect to incur any liability to the Pension Benefit Guaranty Corporation or any liability to a trustee appointed under Section 4042 of ERISA or any "withdrawal liability" within the meaning of Section 4201 of ERISA with respect to events occurring on or prior to the Closing Date, (ii) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate such Plan, (iii) no accumulated funding deficiency, whether or not waived, exists or would be expected to exist as of the last day of the current plan year and full payment of all contributions have been made when due,
(iv) no reportable event (as described in ERISA Section 4043) has occurred,  and
(v) the Plan assets exceed the Plan's "benefits liabilities" (within the meaning of ERISA Section 4001(a)(16)). The Companies do not maintain a Welfare Plan providing health or medical benefits for retired employees, other than as required by Section 4980B of the Code and ERISA Sections 601-608.

         (e) With respect to the Plans, a copy of each Plan and any amendment(s) thereto, together with (i) any written descriptions or summaries thereof, (ii) all trust agreements, insurance contracts, annuity contracts or other funding instruments, (iii) the last two annual reports (IRS Form 5500 Series, together with all required schedules) prepared in connection with any such Plan, (iv) for each Pension Plan subject to Title IV of ERISA, the actuarial report as of the last valuation date; and (v) the latest determination letter issued by the IRS for any Pension Plan have been forwarded to Purchaser. Except as set forth on
Schedule 3.13, the Plans comply, to the extent applicable, with the requirements of ERISA and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified. Except as set forth on Schedule 3.13, all reports and information required by law to be filed with the United States Department of Labor ("DOL"), or the IRS, or distributed to plan participants or their beneficiaries with respect to the Plans have been timely filed or distributed. Except as set forth on Schedule 3.13, all statements, notices and disclosures made on documents or forms required to be filed with the DOL or the IRS or distributed to participants or to their beneficiaries have been true and accurate and complete in all materials respects. Except as set forth on Schedule 3.13, with respect to any Welfare Plan that is a group health plan, the Companies have complied with any applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Except as set forth on
Schedule 3.13, neither a Plan nor the Companies have incurred any liability, penalty or tax under Chapter 43 of Subtitle D of the Code or Section 502(i) of ERISA, and there has been no prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) for which a statutory or regulatory (either individual or class) exemption is not available with respect to any of the Plans. Except as set forth on Schedule 3.13, each of the Plans has been maintained and administered in all material respects in accordance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations including, but not limited to, ERISA and the Code which are applicable to such Plans. Except as set forth on Schedule 3.13, no event has occurred for which, and no condition or set of circumstances exists under which the Companies or an officer or director thereof, or any of the Plans, reasonably could be subject to any liability, penalty or lost income tax deduction whether or not assessed, pending or threatened, directly or indirectly, under any applicable statute, order or governmental rules and regulations including, but not limited to, ERISA and the Code. Except as set forth on Schedule 3.13, there are no pending or to the knowledge of the Companies or Seller anticipated, claims against or otherwise involving any of the Plans, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan administration) has been brought against or with respect to any of the Plans. Except as set forth on Schedule 3.13, all contributions, reserves or premium payments required to be made as of the date hereof have been made or are reflected in the Financial Statements. Except as set forth on Schedule 3.13, none of the Plans listed on Schedule 3.13 which are Welfare Plans provide for continuing benefits or coverage after termination from employment, except with respect to any "group health plan" as defined in Code Section 4980B(g) and ERISA Section 607. With respect to any Plan which is a "group health plan," as so defined, Seller warrants that there has been no failure in any material respect to comply with the health care coverage continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

         (f) There is no Benefit Arrangement covering any employee or former employee of the Companies that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G of the Code.

         (g) Neither the Companies, nor any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the Companies, have ever participated in, or withdrawn from, a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the Companies have not incurred and do not owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

         3.14 Laws and Regulations; Litigation. The Companies are not in violation of, or in default under, any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Companies and there are no claims, actions, suits, proceedings, or responses to, or rejections of, any required or voluntary filing or submission, pending, or threatened against or affecting the Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission board, bureau, agency or instrumentality having jurisdiction over the Companies. The Companies have conducted and are conducting their business in compliance with, and are in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing and have incurred no liability under the foregoing which might materially adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Companies. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Companies or any Seller is subject, including but not limited to federal and state securities laws, or any provision of the organizational documents or bylaws of the Companies; or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller or the Companies are a party or by which any of them is bound or to which any of their assets is subject.

         3.15 Taxes. The Companies have filed all federal, state, local and other tax and information returns that they were required to file, except as set forth on Schedule 3.15. All such tax returns were correct and complete in all respects. All taxes owed by the Companies (whether or not shown on any tax return) have been paid, except as set forth on Schedule 3.15. The

Companies are not currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Companies do not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Companies that arose in connection with any failure or alleged failure to pay any tax. The Companies have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party. There are no claims against the Companies of which the Companies have been notified or of which any Seller is aware for federal, state, local or other taxes. The amounts shown as provisions and reserves for taxes on the financial statements of the Companies as of the Balance Sheet Date and for the periods then ended are sufficient for the payment of all taxes for all fiscal periods ended on or before that date.

         3.16 Copies Complete; No Default. The certified copies of the organizational documents and by-laws, both as amended to date, of the Companies and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents, which have been examined by or delivered to Purchaser in connection with the transactions contemplated hereby, are complete and correct except as specifically disclosed on the Schedules attached hereto; no party thereto is in default thereunder; the rights and benefits of the Companies thereunder will not be materially adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. Except as provided herein, none of such leases, instruments, agreements, licenses, site assignments, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party regarding any of the transactions contemplated hereby; any consents or approvals required shall be obtained by Seller and the Companies prior to Closing.

         3.17 No Governmental Contracts. The Companies are not now, nor have they ever been, a party to any governmental contracts subject to price redetermination or renegotiation.

         3.18     No Change.  Since the Balance Sheet Date there has not been:
                  ---------

         (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of the Companies;

         (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Companies;

         (c) any change or agreement to change the ownership of any interests in the Companies;

         (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of an equity interest or any direct or indirect redemption, purchase or other acquisition of any interest in the Companies;

         (e) any increase in the compensation payable or to become payable by the Companies to any of their directors, officers, employees or agents, or any accrual or arrangement for or payment of a bonus or other special compensation to any employee or any severance or termination pay paid to any present or former officer or other key employee of the Companies;

         (f) any labor trouble affecting the business or future prospects of the Companies;

         (g) (i) any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of the Companies to any other person, including, without limitation, any Seller and their affiliates (other than in the ordinary course of business) or (ii) the cancellation, or agreement to cancel, any indebtedness or other obligation of any Seller or any affiliate of a Seller to the Companies, other than as contemplated by this Agreement;

         (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Companies or requiring consent of any party to the transfer and assignment of any such assets, property or rights, other than as contemplated by this Agreement;

         (i) any purchase or acquisition, or agreement, plan or arrangement by the Companies to purchase or acquire, any property, rights or assets; any incurrence of indebtedness by the Companies or agreement, plan or arrangement by the Companies to incur any indebtedness, other than in the ordinary course of business;

         (j) any waiver by the Companies of any material rights or claims;

         (k) any material amendment or termination of any contract, agreement, license, permit or other right to which the Companies are a party; or

         (l) any material transaction or commitment to undertake any material transaction by the Companies not disclosed to Purchaser herein.

         3.19 Binding Obligation. Seller has full power and authority to execute and deliver this Agreement and any related agreement, and to perform its obligations hereunder. This Agreement is a legal, valid and binding obligation of Seller, and is enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as stated above in Section 2.1.

         3.20 No Misleading Statements, Materiality. The representations and warranties contained in this Agreement, the exhibits and schedules hereto and all other documents and information furnished to Purchaser or its representatives pursuant hereto, when taken as a whole, do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

         3.21 Foreign Corrupt Practices Act. The Companies have not incurred any liability under the Foreign Corrupt Practices Act of 1978 or Section 999 of the Internal Revenue Code of 1954, as amended, and the Treasury Regulations and Rules promulgated thereunder (whether temporary or final).

         3.22 Environmental Matters. None of the real property owned and/or operated by the Companies was used for the purpose of the disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any hazardous or toxic waste or substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901, et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC 9601, et seq., as amended, the Superfund Amendments and Reauthorization Act, Public Law 99-499, or the Michigan Natural Resources and Environmental Protection Act (MCL 324.20101 et seq.), including, but not limited to, mono- and poly-chlorinated biphenyls, asbestos-containing materials and petroleum and petroleum products and Seller's constituents; and no such materials are located on any such real property.

         3.23 Investment. Except as provided below, Seller is acquiring the common stock for their own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same; and Seller has no present or anticipated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Notwithstanding the foregoing, Seller, except Newberry Bottling, Inc. and University Bancorp, Inc., shall immediately convey the Common Stock to Lyre, LLC, a Michigan limited liability company, in which those conveying Common Stock own one-half (1/2) of the membership interest of Lyre, LLC.

         3.24 No Registration. Seller understands that the Common Stock has not been registered under the Securities Act of 1933, or any state securities law, by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 and such laws, and the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or 1933, and such laws or a subsequent disposition thereof is exempt from registration.

         3.25 Patents. The Companies own the applications for the Patents and all rights in the resulting Patents free and clear of all liens, claims and license rights and the Patents comprise the entire electronic payment system and spam blocking system as of the date hereof and the Closing Date.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants as follows:

         4.1 Binding Obligation. Purchaser is a corporation duly organized under the laws of the state of Michigan and is validly existing and in good standing under the law of said state. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. To the best knowledge of Purchaser, except for approvals of OFIS as set forth herein, Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.2 No Default. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject, including, but not limited to, federal and state securities laws, or any provision of the charter or by-laws of Purchaser; or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser's assets are subject.

         4.3 Litigation. To the best of Purchaser's knowledge, there is no litigation, administrative proceeding or other action or proceeding pending or threatened against Purchaser that would prevent or materially hinder performance by Purchaser of its obligations under this Agreement.

         4.4 Investment. Purchaser is acquiring the Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         4.5 No Registration. Purchaser understands that the Stock has not been registered under the Securities Act of 1933, or any state securities law, by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act of 1933 and such laws, and the Stock must be held indefinitely unless it is subsequently registered under the Securities Act or 1933, and such laws or a subsequent disposition thereof is exempt from registration.

5. COVENANTS OF THE PARTIES PRIOR TO CLOSING.

         Between the date of this Agreement and the Closing Date:

         5.1 Access; Confidential Information. Seller will, in accordance with the agreement of the Companies which Seller hereby represents that the Companies have made, afford to the officer and authorized representatives of Purchaser access to the facilities, books and records of the Companies and will furnish Purchaser at Closing with all books, records, financial and operating data and other information as to the business and properties of the Companies as are in the possession of Seller at the time of Closing. Purchaser's investigations will not unreasonably interfere with the Companies' normal operations. Purchaser will cooperate with Seller, its representatives and counsel in the preparation of any documents or other material that may be required in connection with any documents or materials required by any governmental agency. Purchaser will cause all information obtained from Seller or the Companies, and Seller will cause all information obtained from Purchaser, in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as Purchaser or Seller may be required to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information other than in connection with the transaction contemplated hereby.

         5.2      Operations.  Seller will cause the Companies to:
                  ----------

         (a) carry on its business in substantially the same manner as it has heretofore or as otherwise provided for in the Companies' written business plan and shall not otherwise introduce any new method, or discontinue any existing method, of management, operation or accounting;

         (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

         (c) perform all its obligations under agreements relating to or affecting its assets, properties and rights;

         (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

         (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

         (f) advise Purchaser promptly in writing of any change in any document, schedule or other information delivered pursuant to this Agreement; and

         (g) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located necessary to maintain, renew or extend any permit, license, variance or any other approval required by any governmental authority or otherwise necessary and/or required for the continuing operation of the Companies.

         5.3 No Change. Seller will not allow the Companies, without prior written consent of Purchaser, to:
                  ---------

         (a) make any change in its organizational documents or bylaws;

         (b) authorize, issue, transfer or distribute any interests in the Companies;

         (c) enter into any contract or commitment or incur or agree to incur any debt or any other liability, except in the ordinary course of business; make any capital expenditures; or enter into any arrangement with respect to the accrual of bonuses to employees;

         (d) create, assume or otherwise voluntarily permit the imposition of any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

         (e) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

         (f) merge or consolidate or agree to merge or consolidate with or into any other Person, firm or entity;

         (g) waive any material rights or claims;

         (h) amend or terminate any contract, agreement, license or other right to which the Companies are a party; or

         (i) enter into any transaction outside the ordinary course of its business.

         (j) adjust the compensation or benefits of any employee of the Companies.

5.4 Required Certificates. A "Certificate of Good Standing" for the Companies issued by the Secretary of State of Michigan and dated not earlier than thirty
(30) days prior to the Closing Date will be delivered to Purchaser by Seller not later than the Closing Date.

         5.5 Public Statements. Before the Companies or Seller shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with Purchaser, shall furnish drafts of all documents or proposed oral statements to Purchaser for comments, and shall not release any such information without the written consent of Purchaser, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Company, Seller, or Purchaser from releasing any information to any governmental authority if required to do so by law.

6.       INDEMNIFICATION.

         6.1 General. Seller (the "Indemnifying Party"), will defend, indemnify and hold harmless Purchaser, the Companies and their respective representatives, attorneys, officers, directors, shareholders, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") from and against, and will pay to the Purchaser Indemnified Persons 100% of the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and incidental and consequential damages), whether known or unknown, existing, accrued or contingent, whether or not involving a third-party claim (each, a "Claim"), arising, directly or indirectly, from or in connection with (i) any breach or violation of any representation, warranty, covenant or obligation of Seller in this Agreement, the schedules and any supplement thereto, or any other certificate, document or instrument delivered by Seller pursuant to this Agreement, (ii) fraud on the part of Seller or their respective agents, (iii) the operations or assets of the Companies or their affiliates on or before the Closing Date, (iv) any federal, state or local tax liability with respect to the Companies arising out of any period ended on or before the Closing Date, other than such liabilities that are reserved for on the Balance Sheet, (v) any Claim existing or contingent at the Closing Date that is in excess of the actual aggregate liability of the Companies reserved for on their respective Balance Sheets, (vi) any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Purchaser pursuant to the terms of this Agreement.

         6.2 Notice. (a) Promptly and in no event later than thirty (30) days after the earlier of (i) after receipt by a Purchaser Indemnified Party of notice of the commencement of any proceeding against it; or (ii) after Purchaser Indemnified Party becomes aware of any Claim, such Purchaser Indemnified Party will, if a request for indemnification is to be made against the Indemnifying Party under this Section, give notice to Indemnifying Party of the commencement of such Claim ("Notice of Claim"). The Notice of Claim shall be in writing and shall specify the nature and details of such facts and circumstances (including any amount claimed) that may give rise to such right of indemnification. The failure of the Purchaser Indemnified Party to provide a Notice of Claim to the Indemnifying Party will not relieve the Indemnifying Party of any liability that they may have to any Purchaser Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Purchaser Indemnified Party's failure to give such notice.

         (b) If any proceeding is brought against a Purchaser Indemnified Party and the Purchaser Indemnified Party provides a Notice of Claim to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will be entitled to participate in such proceeding and, to the extent that it wishes, (unless (i) Seller is also a party to such proceeding and the Purchaser Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Purchaser Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the Purchaser Indemnified Party and, after notice from the Indemnifying Party to the Purchaser Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Purchaser Indemnified Party under this Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Purchaser Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the Claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Purchaser Indemnified Party's consent unless (A) there is no finding or admission of any violation of a law or other legal requirement or any violation of the rights of any person and no effect on any other Claims that may be made against the Purchaser Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Purchaser Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If a Notice of Claim is given to the Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten (10) days after the Notice of Claim is given, give notice to the Purchaser Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Purchaser Indemnified Party.

         6.3 Set Off. In the event Seller fails to pay to Purchaser Indemnified Persons the amount due pursuant to Section 6.1, Seller may, at its option, reduce the amount due under the Contingent and Unsecured Lists by the amount due and unpaid. If the principal balance of the Contingent and Unsecured Note is reduced to zero, Purchaser may, at its option, demand reconveyance of the Common Stock in the manner provided in Section 1.4 hereof.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

         Except as otherwise provided in this Section 7, the obligations of Purchaser hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions.

         7.1 Accuracy of Representations; Performance of Covenants. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed; and Seller shall have delivered to Purchaser a certificate dated as of the Closing Date and signed by Seller to all such effects.

         7.2 Opinion of Patent Counsel. Purchaser shall have received an opinion from patent counsel to the Companies, Morgan Finnegan, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that to the best of their knowledge (i) the Patents, when taken together, comprise the entire electronic payment system and spam blocking system more fully described on Schedule 3.9, (ii) Companies own the Patents free and clear of any liens or encumbrances and (iii) the Patents are not subject to any licensing or other agreement under which a third-party has the right to use any of the Patents.

         7.3 Governmental Contracts; No Litigation. All necessary consents of, notices to, and filings with any governmental authority or agency relating to the consummation of the transactions contemplated in this Agreement shall have been obtained or accomplished and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Purchaser of the Stock.

         7.4 No Adverse Change. No adverse change in the results of operations, financial condition or business of the Companies shall have occurred, and the Companies shall not have suffered any loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially adversely affects or impairs the ability of the Companies to conduct its business, and Purchaser shall have received a certificate signed by Seller dated the Closing Date to such effect.

         7.5 Updates. Seller shall have delivered to Purchaser accurate updates to each of the schedules to this Agreement, as of the Closing Date, showing all additions or changes to the items described in each of such schedules arising since the date of such schedules.

         7.6 Releases. Seller shall have delivered to Purchaser an instrument dated the Closing Date releasing the Companies and Purchaser from any and all claims of Seller against the Companies, other than as set forth in this Agreement.

         7.7 Approval by Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have met the reasonable satisfaction of counsel to Purchaser and such counsel shall have been furnished with all such documents and instruments as they shall have reasonably requested in connection with the transactions contemplated herein.

         7.8 Approval by OFIS. Bidco shall have received approval by OFIS and such other governmental agencies as required by law to the transfer of the stock in Bidco.

         7.9 Transfer of Patents. The Patents shall be owned by the Companies.


         7.10 Transfer of CityFed Financial Corp. Shares. 445,800 shares of CityFed Financial Corp. $2.10 cumulative convertible preferred stock series B shall be owned by West Pier.

         7.11 Investment Representation Letter. Each person listed on Schedule A and each person listed on Schedule B to this Agreement shall have executed and delivered to Purchaser an Investment Representation Letter in the form attached as Schedule 7.11 hereto.

         7.12 Landlords. Consent of each landlord and lessor to the assignment of each lease, if required.

         7.13 Management Agreement. Consent of Northern Michigan Foundation to the transfer of Stock if required under the Management Agreement with West Pier.

         7.14 West Pier Refusal. Resolution of Board of Directors of West Pier stating that West Pier does not desire to purchase any Common Stock held by a Seller.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         The obligations of Seller hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions.

         8.1 Accuracy of Representations; Performance of Covenants. The representations and warranties of Purchaser contained in Section 4 shall be accurate as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized officer of Purchaser shall have been delivered to Seller.

         8.2 Approval by OFIS. Bidco shall have received approval by OFIS and such other governmental agencies as required by law to the transfer of the stock in Bidco.

         8.3 Preferred Stock. Purchaser shall have acquired the Bidco Preferred Stock.

9.       TERMINATION.

         9.1 Termination by Purchaser. Purchaser may terminate this Agreement by giving written notice to Seller:

         (a) on or before Closing Date, if Purchaser is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Company; or

         (b) at any time prior to the Closing Date (i) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect; or (ii) if the Closing shall not have occurred on or before June 30, 2004, by reason of the failure of any condition precedent set forth in Section 7 above (unless the failure results primarily from Purchaser itself breaching any representation, warranty or covenant contained in this Agreement).

         9.2 Termination by Seller. Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing Date (i) in the event Purchaser has breached representation, warranty or covenant contained in this Agreement in any material respect; or (ii) if the Closing shall not have occurred on or before June 30, 2004 (unless the failure results primarily from Seller breaching any representation, warranty or covenant contained in this Agreement).

10. ONGOING OBLIGATIONS OF SELLER AND PURCHASER.

         10.1 Ongoing Internal HR and Accounting Services. Seller shall cause University Bank to provide for a period of six months following the Closing, the following services with respect to BIDCO and Northern Michigan Foundation and at the option of Purchaser for an additional six months beyond the initial period, or for such longer period as the parties shall mutually agree:

a) Payroll, benefit and HR services; and

b) Accounting services.
Seller shall cause the services listed in this Section 10 to be performed by University Bank in exchange for a monthly payment of $500 a month for each of BIDCO and Northern Michigan Foundation in cash, to be paid in advance on the 1st day of each month for which services are to be performed by ACH or FedWire.

11. SURVIVAL OF REPRESENTATIONS.

         The representations, warranties, covenants and agreements of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

12.      GENERAL.

         12.1 Additional Conveyances. Commencing as of the effective date of this Agreement, Purchaser and Seller mutually agree to promptly undertake, and to pursue, cooperatively and diligently, the obtaining of all approvals, consents and authorizations required to be given by third parties, governmental or private, that are necessary or appropriate to effect the transactions contemplated in this Agreement in an expeditious and prudent manner. In addition, Seller shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as Purchaser may reasonably request for the purpose of carrying out this Agreement. Seller will cooperate and use its best efforts to have the present principals, managers and employees of the Companies cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         12.2 Assignment. This Agreement and the rights of Seller and Purchaser hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, heirs, assigns and/or legal representatives.

         12.3 Entire Agreement. This Agreement (including the schedules, annexes and exhibits hereto) and the documents delivered pursuant hereto (including the Contingent and Unsecured Note) constitute the entire agreement and understanding between Seller and Purchaser and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Seller and Purchaser each acting through a duly authorized agent.

         12.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.5 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction. Each party agrees to indemnify the other against all other loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such party.

         12.6 Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, Purchaser will pay the fees, expenses and disbursements of Purchaser and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Seller will pay the fees, expenses and disbursements of Seller, and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Seller under this Agreement. The Companies will bear the fees, expenses and disbursements of the Companies, and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Companies under this Agreement.

         12.7 Contractual Duty. Seller acknowledges that nothing in this Agreement shall grant Seller any control of the Companies or their financial condition after the Closing, and neither the Companies nor the Purchaser shall have any duty to Seller, fiduciary or otherwise, other than contractual obligations specifically set forth in this Agreement. Purchaser acknowledges that nothing in this Agreement shall grant Purchaser any control of the BIDCO or any voting rights with respect to the BIDCO's outstanding shares of common stock until approval for the acquisition is granted by OFIS. The Seller's Representative will hold the shares of BIDCO in escrow until such time as approval is granted by OFIS and the Closing is consummated. The obligations of Purchaser, Seller and the Companies are made expressly contingent upon such approval by OFIS and such other governmental agencies as required by law.

         12.8 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given when sent by first class mail, postage prepaid and simultaneously sent by facsimile:

         (a) If to Purchaser, addressed to it at:

                  Clifton S. Crockatt, President
                  U.S. Mutual Financial Corporation
                  3220 Coolidge
                  Berkley, MI 48072
                  Facsimile Number: 248-542-6153

                  With a copy to:

                  John E. Jacobs, Esq.
                  Maddin, Hauser, Wartell, Roth & Heller, P.C.
                  28400 Northwestern Highway, 3rd Floor
                  Southfield, MI 48034
                  Facsimile Number: (248) 354-1422

         (b) If to Seller, addressed to it at:

                  Stephen Lange Ranzini, President
                  University Bank

                  959 Maiden Lane
                  Ann Arbor, MI 48105
                  Facsimile Number: (734) 741-5859

                  With a copy to:

                  Donald Johnson, Esq.
                  Varnum, Riddering, Schmidt & Howlett, LLP
                  P.O. Box 352
                  333 Bridge Street, N.W.
                  Grand Rapids, MI 49501-0352
                  Facsimile Number:  (616) 336-7000

         12.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan.

         12.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

         12.11 Representation of Purchaser. The parties acknowledge that the law firm of Maddin, Hauser, Wartell, Roth & Heller, P.C. represents Purchaser in the transactions contemplated hereby and does not in any way represent any other party hereto. Each of the parties hereto, other than Purchaser, has been advised to seek independent counsel in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                   PURCHASER:

                                             U.S. Mutual Financial Corporation,a
                                             Michigan corporation

____________________________________         By:  /s/ Clifton S. Crockatt
Witness                                      Clifton S. Crockatt, President


                                             SELLER:

                                             University Bancorp, Inc., a
                                             Delaware corporation

                                             By:  /s/ Stephen Lange Ranzini
____________________________________         Stephen Lange Ranzini, President
Witness

                                             SELLER:

                                             Stephen Lange Ranzini

____________________________________         By:  /s/ Stephen Lange Ranzini
Witness                                      Stephen Lange Ranzini, individually

                                             SELLER:

                                             Clare Family Trust, a New Jersey
                                             Trust

____________________________________         By:  /s/ Stephen Lange Ranzini
Witness                                      Stephen Lange Ranzini, Trustee

                                             SELLER:

                                             Ranzini Family Trust dated
                                             12/20/1989, a Virginia trust

                                             By:  /s/ Stephen Lange Ranzini
____________________________________         Stephen Lange Ranzini, Trustee
Witness
                                             SELLER:

                                             Mildred Lange Ranzini

____________________________________         By:  /s/ Mildred Lange Ranzini
Witness                                      Mildred Lange Ranzini,
                                             individually

                                             SELLER:

                                             Mildred Lange Ranzini Trust, a
                                             New York trust

                                             By:  /s/ Stephen Lange Ranzini
____________________________________         Stephen Lange Ranzini, Trustee
Witness
                                             SELLER:

                                             Joseph Lange Ranzini, IRA

____________________________________         By:  /s/ Dr. Joseph Lange Ranzini
Witness                                      Dr. Joseph Lange Ranzini

                                              SELLER:

                                              Dr. Angela Lange Ranzini

____________________________________          By:  /s/ Dr. Angela Lange Ranzini
Witness                                       Dr. Angela Lange Ranzini,
                                              Individually

                                   Schedule A
                  Current Shareholders of Michigan BIDCO, Inc.

Common Stock Shareholders:

University Bancorp, Inc., 959 Maiden Lane, Ann Arbor, MI 48105      46   shares
Stephen Lange Ranzini, 959 Maiden Lane, Ann Arbor, MI 48105        105   shares
Clare Family Trust, 959 Maiden Lane, Ann Arbor, MI 48105           274   shares
Mildred Lange Ranzini, 43 Sweetwater Drive, Belle Mead, NJ 08502 127 shares Mildred Lange Ranzini Trust, 959 Maiden Lane, Ann Arbor, MI 48105 14 shares
Joseph Lange Ranzini IRA, 675 Cherry Ave., Waynesboro, VA 22980     47   shares
Dr. Angela Ranzini, 21 Williamsburg Court, Skillman, NJ 08538       44   shares
Ranzini Family Trust, 959 Maiden Lane, Ann Arbor, MI 48105          10   shares
Newberry Bottling, 80 Newberry Avenue, Newberry, MI 49868*          87   shares

Total                                                              754   shares



*not a Seller


                                   Schedule B
                  Current Shareholders of West Pier Corporation

Stephen Lange Ranzini, 959 Maiden Lane, Ann Arbor, MI 48105                              1,182.5   shares
Clare Family Trust, 959 Maiden Lane, Ann Arbor, MI 48105                                   367.5   shares
Mildred Lange Ranzini Trust, 959 Maiden Lane, Ann Arbor, MI 48105                          450.0   shares

Total                                                                                     2,000.0  shares



                                  Schedule 1.2
                Distribution of Proceeds to Selling Shareholders

University Bancorp, Inc.                                                                          152,165  shares
Stephen Lange Ranzini   793,152 shares and $308,450.82 of the Contingent and Unsecured Note
Clare Family Trust      306,374 shares and $369,685.25 of the Contingent and Unsecured Note
Mildred Lange Ranzini   320,107 shares and $32,609.08 of the Contingent and Unsecured Note
Mildred Lange Ranzini Trust                                                                        46,311  shares
                                                                 and $213,100.85 of the Contingent and Unsecured Note
Joseph Lange Ranzini, IRA                                                                         155,473  shares
Dr. Angela Ranzini                                                                                145,549  shares
Ranzini Family Trust                                                                               33,079  shares
Newberry Bottling       287,790 shares and $106,155.18 of the Contingent and Unsecured Note





                                  Schedule 1.4
                             Assets to be Liquidated

                                      BIDCO


           Asset                                                                                              Value

1.         $607,680 participation in a USDA loan to Active Homes                                          $303,839.73

2.         Paper converting plant in Escanaba, Michigan                                                   $140,000.00



                                     WEST PIER

           Asset                                                                                              Value

1.         $103,340.12 loan to FusionRx                                                                    $88,340.12

2.        Ypsilanti Property                                                                              $834,000.00
                                                                                                        --------------
TOTAL:                                                                                                  $1,366,179.85

                                                                                                        ==============

                                  SCHEDULE 3.5


Liabilities
Accrued Liabilities            $   121,099
Clare Family Trust                 147,584 (plus accrued interest from 12/31/03)
Notes Payable Ypsi Land Contract   388,000
Preferred Stock West Pier          278,000
University Bank Preferred          600,000 (plus accrued unpaid dividends)
                                ----------
Total Liabilities               $1,534,683
                                ===========

                                                                   Exhibit 10.13


                            STOCK TRANSFER AGREEMENT

         This Stock Transfer Agreement ("Agreement") is made this 24th day of March, 2004, by and among United States Mutual Financial Corporation, a Michigan corporation ("USM"); Lyre, LLC, a Michigan limited liability company ("Lyre"); CCG Partners, LLC, a Michigan limited liability company ("CCG"); the shareholders listed on Exhibit A hereto of Michigan BIDCO, Inc., a Michigan business and industrial development company ("BIDCO"), and the shareholders listed on Exhibit A hereto of West Pier Corporation, a Michigan corporation ("West Pier") (the shareholders of West Pier together with the shareholders of BIDCO, shall be referred to as the "Shareholders").

                                    RECITALS:


         A. Under a certain Purchase and Sale Agreement dated as of the date hereof (the "Purchase Agreement"), USM will acquire the issued and outstanding capital stock of BIDCO and West Pier (the "Stock Sale").

         B. The Shareholders own a majority of the issued shares of the stock of BIDCO and all of the common stock of West Pier.

         C. In connection with the Stock Sale, the Shareholders will receive, among other consideration, newly issued shares of common stock of USM (the "Distributed Stock").

         D. The Shareholders own fifty (50%) percent of the Distributive Shares of Lyre, as defined in the Operating Agreement f Lyre.

         E. Section 3.4 of the Operating Agreement of Lyre provides that any member of Lyre who acquires shares of common stock of USM shall provide Lyre with a right of first refusal to acquire such shares on the same terms or substantially equivalent fair value.

F. Lyre wishes to exercise its right of first refusal to acquire the Distributed Stock in exchange for the number of distributive shares of Lyre that equal the fair value of the Distributed Stock.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Terms. Terms used but not defined herein shall have the meanings given in the Purchase Agreement.

         2. Contribution to Lyre. Shareholders desire to contribute the Distributed Stock to Lyre in exchange for the distributive shares in Lyre, such that following such contribution, the Distributive Shares of Lyre will be held as follows:

         Member                                               New Distributive Shares
         ------                                               -----------------------
         CCG Partners                                                             15.41%
         Stephen Lange Ranzini IRA                                                 4.20%
         Stephen Lange Ranzini                                                    30.56%
         Newco Bancorp                                                             5.76%
         Mildred Lange Ranzini                                                    14.73%
         Angela Ranzini                                                            8.35%
         Joseph Lange Ranzini IRA                                                  6.02%
         Clare Children's Trust                                                    0.14%
         Clare Family Trust                                                       11.78%
         Mildred Lange Ranzini Trust                                               1.78%
         Ranzini Family Trust                                                      1.27%

Therefore, Shareholders hereby direct USM to issue to Lyre a stock certificate representing the Distributed Stock. Lyre, CCG and the Shareholders hereby agree to amend the Operating Agreement of Lyre to reflect the Shareholders' Distributive Shares for the amount set forth above.

         3. Investment Representation Letter. In connection with Lyre's receipt of the Distributed Stock, Lyre shall execute and deliver to USM an investment representation letter substantially similar in substance to the investment representation letter attached to the Purchase Agreement as Schedule 7.11.

         4. Forfeiture of Distributed Stock. Shareholders and Lyre acknowledge that they have acquired the Distributed Stock subject to the terms of Sections
1.4 and 6.3 of the Purchase Agreement. In the event that any portion of the Distributed Stock must be reconveyed to USM pursuant to Section 1.4, Lyre shall reconvey such portion to USM and the Shareholders shall reconvey to Lyre a percentage of the Distributive Shares of Lyre which were received in exchange for the Distributed Stock equal to the percentage of Distributed Stock reconveyed by Lyre to SUM under Section 1.4. The reconveyed Distributive Shares shall be added to the Distributive Shares of CCG.

         5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement; and this Agreement supersedes all prior oral and written agreements, memoranda, understandings and undertakings among the parties to this Agreement relating to the subject matter of this Agreement.

         6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to the application of its conflicts of laws principles.

         7. Construction. The section and subsection headings used in this Agreement are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties.

         IN WITNESS WHEREOF, the parties hereto have each duly executed and delivered this Agreement on the date first written above.

U.S. Mutual Financial Corporation, a             Lyre, LLC, a
Michigan corporation                             Michigan limited liability
                                                 company

By:  /s/ Clifton S. Crockatt                     By:  /s/ Clifton S. Crockatt
   -----------------------------------------          -------------------------
      Clifton S. Crockatt, President             Its  Managing Member
                                                      -----------------


Clare Family Trust, a New Jersey Trust            Ranzini Family Trust dated
                                                  12/20/1989, a Virginia trust


                                                  By:  /s/ Stephen Lange Ranzini
By:  /s/ Stephen Lange Ranzini                    Stephen Lange Ranzini, Trustee
      Stephen Lange Ranzini, Trustee


Mildred Lange Ranzini Trust, a New York trust     CCG PARTNERS, LLC, a Michigan
                                                  limited liability company


By:  /s/ Stephen Lange Ranzini                    By:  /s/ Clifton S. Crockatt
   ---------------------------------                 -------------------------
      Stephen Lange Ranzini, Trustee                 Its  Member

Joseph Lange Ranzini IRA




By :  /s/ Joseph Lange Ranzini                    /s/ Mildred Lange Ranzini
   ---------------------------------                 -------------------------
      Joseph Lange Ranzini, Trustee               Mildred Lange Ranzini




  /s/ Angela Ranzini                             /s/ Stephen Lange Ranzini
---------------------------------                 -------------------------
Angela Ranzini, Individually                     Stephen Lange Ranzini

Clare Children's Trust, a Michigan Trust         Newco Bancorp, Inc.



By:  /s/ Stephen Lange Ranzini                   By:  /s/ Stephen Lange Ranzini
---------------------------------                 -------------------------
      Stephen Lange Ranzini, Trustee             Stephen Lange Ranzini, Director
                                                    (Power of Attorney)

Stephen Lange Ranzini IRA


By:  /s/ Stephen Lange Ranzini
---------------------------------
       Trustee

                                    Exhibit A

                                  Shareholders


WEST PIER CORPORATION                 MICHIGAN BIDCO, INC.

Stephen Lange Ranzini                 Stephen Lange Ranzini
Clare Children's Trust                Clare Family Trust
Mildred Lange Ranzini Trust           Mildred Lange Ranzini
                                      Mildred Lange Ranzini Trust
                                      Dr. Joseph Lange Ranzini
                                      Dr. Angela Ranzini
                                      Ranzini Family Trust

                                                                   Exhibit 10.14
                       PREFERRED STOCK PURCHASE AGREEMENT

         This Preferred Stock Purchase Agreement ("Agreement") is made as of March 24, 2004, by and between United States Mutual Financial Corporation, a Michigan corporation ("Purchaser") and University Bank, a Michigan banking corporation ("Seller").

                                    RECITALS:

         A. Seller owns Six Hundred (600) shares of $1,000 par value preferred stock (the "Stock") of Michigan Bidco, INC., a Michigan business and industrial development corporation ("Bidco").

         B. Purchaser wishes to purchase and Seller wishes to sell the Stock upon the terms and conditions more fully set forth herein.

         C. The parties hereto intend to consummate the transactions contemplated hereby in conjunction with the transactions contemplated under that certain Purchase and Sale Agreement of even date herewith by and between Purchaser and the shareholders of Bidco and West Pier Corporation.

         NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Sale of Stock. Seller shall transfer the Stock to Purchaser at the Closing, hereinafter defined. Seller shall provide duly executed assignments of the Stock separate from certificate.

         2. Promissory Note. In consideration for the transfer of the Stock to Purchaser, Purchaser shall, at the Closing, pay to Seller the accrued and unpaid dividends on the Stock and execute and deliver to Seller a promissory note (the "Note") in the principal amount of Six Hundred Thousand and 00/100 ($600,000.00) Dollars, together with interest thereon at the rate of seven and one-half (7.5%) percent per annum. The interest shall be payable in monthly installments and the principal and accrued interest shall be payable in full on or before December 31, 2004. The Note shall permit the indebtedness to be prepaid in part or in full without premium or penalty. The Note shall require the holder to give notice of any default under the Note and thirty (30) days to cure the default before holder may accelerate payment. The indebtedness due and owing under the Note shall be secured by a security interest in the assets of Purchaser set forth in the Security Agreement attached hereto as Exhibit A or with security as otherwise directed in a letter approving the acquisition of Bidco by Purchaser issued by the Michigan State Office of Financial and Insurance Services.

         3. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:


                  3.1 Ownership. Seller owns the Stock free and clear of any liens, encumbrances, restrictions, claims, options, calls and commitments of any kind.

                  3.2 Due Authority. Seller has full legal right, power and authority to enter into this Agreement and has full legal authority to transfer the Stock in accordance with this Agreement.

                  3.3 Existence and Good Standing. Seller is a Michigan banking corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                  3.4 Unpaid Dividends. As of the date hereof, the total amount of accrued but unpaid dividends on the Stock owed to Seller is the sum of $100,750.00.

         4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants and covenants to Seller as follows:

                  4.1 Due Authority. Purchaser has full legal right, power and authority to enter into this Agreement and execute and deliver the Note.

                  4.2 Existence and Good Standing. Purchaser is a Michigan corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         5. Closing. The transfer of Stock, payment of the dividends and delivery of the promissory note and security agreement, herein referred to as the "Closing," shall take place at 2 p.m. at the offices of Maddin, Hauser, Wartell, Roth & Heller, P.C. on March 24, 2004 or at such other time, date and/or place as Purchaser and Seller may in writing designate, such time and date are herein referred to as the "Closing Date". The Closing shall not take place unless contemporaneous herewith Purchaser closes on the acquisition of the common stock of Bidco and West Pier Corporation.

         6. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement; and this Agreement supersedes all prior oral and written agreements, memoranda, understandings and undertakings among the parties to this Agreement relating to the subject matter of this Agreement.

         7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to the application of its conflicts of laws principles.

         8. Construction. The section and subsection headings used in this Agreement are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties.

         IN WITNESS WHEREOF, the parties hereto have each duly executed and delivered this Agreement on the date first written above.

                        PURCHASER:

                        UNITED STATES Mutual Financial
                        Corporation, a Michigan corporation

                        By:  /s/ Clifton S. Crockatt
                        Clifton S. Crockatt, President


                        SELLER:

                        University Bank, a Michigan banking corporation

                        By:  /s/ Stephen Lange Ranzini

                                Its  President

                                                                Exhibit 10.15(a)

                                 PROMISSORY NOTE


$308,450.82                                         Place: Southfield, Michigan

                                                         Dated: March 24, 2004

         FOR VALUE RECEIVED, U.S. Mutual Financial Corporation, a Michigan corporation, or any holder hereof ("Maker"), promises to pay in lawful money of the United States of America to the order of Stephen Lange Ranzini ("Payee"), the principal sum of Three Hundred Eight Thousand Four Hundred Fifty and 82/00 Dollars ($308,450.82) ("Principal Sum"), together with interest thereon at the rate of 7.5% per annum, at the addresses designated by Payee. As used herein, the term "Agreement" shall mean that certain Purchase and Sale Agreement of even date herewith by and between Maker and the shareholders of Michigan BIDCO, Inc. and the shareholders of West Pier Corporation. Interest shall commence to accrue on the date Maker first receives revenues from the patents identified in
Schedule 3.9 of the Agreement (the "Patents").

         1. Payment of Principal and Interest. Until this Note is paid in full, on the twenty-fifth day of the month following the end of each calendar quarter, Maker shall pay to Payee an amount equal to 29.95% of the difference between (a) 50% of Net Revenue (as defined in Section 1.3 of the Agreement) received by Maker after the date hereof from the Patents and (b) prior payments of fifty percent (50%) of Net Revenue. Within ten (10) days after a Change of Control (as defined in Section 1.3 of the Agreement), all sums due and owing under this Note shall be payable in full to Payee. If the Net Proceeds (as defined in Section 1.4 of the Agreement) exceed Six Hundred Thousand and 00/00 Dollars ($600,000.00), Maker shall pay Payee the lesser of (a) 29.95% of such excess or (b) Eight Thousand Nine Hundred Eighty-Five and 35/100 Dollars ($8,985.35). If the aggregate Net Proceeds are less than the aggregate value of the Listed Assets as set forth on Schedule 1.4 to the Agreement, the unpaid principal balance of the Note shall be reduced by 29.95% of the amount of the Deficiency, defined in Section 1.4 of the Agreement. All payments shall be applied first to accrued interest and the balance to the Principal Sum.

         2. Prepayment. The unpaid and outstanding balance of the Principal Sum and accrued interest may be prepaid, in whole or in part, at any time without any premium or penalty. Any such prepayment shall be first applied to and credited against accrued but unpaid interest to the date of such prepayment, and the excess amount of any such prepayment shall be next applied to and credited against the then outstanding Principal Sum.

         3. Default. It shall be an event of default ("Event of Default") under this Note if: (a) the Maker shall fail to make any payment due under this Note as and when the same is due; (b) there shall be instituted any bankruptcy or insolvency proceedings by or against the Maker; or
         (c) there shall be appointed a trustee or receiver for the assets of the Maker.

         4. Remedies. Upon the occurrence of an Event of Default, the Payee may declare by written notice to the Maker the entire unpaid and outstanding Principal Sum, together with any and all interest due thereon, to be immediately due and payable; and upon such declaration, the entire outstanding Principal Sum, and any and all interest thereon, shall become and be due and payable immediately.

         5. Waiver. The Maker hereby waives notice, demand, presentment for payment, notice of dishonor, protest, and diligence in collection or bringing any action. The Maker consents that the time of any payment under this Note may be extended or modified an unlimited number of times before or after maturity at the holder's sole discretion, and that the Maker shall not be discharged by reason of any such extension or modification.

         6. Binding Effect. This Note shall be binding upon the Maker and the Maker's successors and assigns.

         7. Governing Law. This Note has been executed in Michigan, and shall be construed and enforced in accordance with thelaws of the State of Michigan.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the date and year first mentioned above.

                        U.S. MUTUAL FINANCIAL CORPORATION


                        By:  /s/ Clifton S. Crockatt
                            Clifton S. Crockatt, President

                                                                Exhibit 10.15(b)
                                 PROMISSORY NOTE


$369,685.25                                         Place: Southfield, Michigan

                                                          Dated: March 24, 2004

         FOR VALUE RECEIVED, U.S. Mutual Financial Corporation, a Michigan corporation, or any holder hereof ("Maker"), promises to pay in lawful money of the United States of America to the order of Clare Family Trust ("Payee"), the principal sum of Three Hundred Sixty-Nine Thousand Six Hundred Eighty-Five and 25/00 Dollars ($369,685.25) ("Principal Sum"), together with interest thereon at the rate of 7.5% per annum, at the addresses designated by Payee. As used herein, the term "Agreement" shall mean that certain Purchase and Sale Agreement of even date herewith by and between Maker and the shareholders of Michigan BIDCO, Inc. and the shareholders of West Pier Corporation. Interest shall commence to accrue on the date Maker first receives revenues from the patents identified in Schedule 3.9 of the Agreement (the "Patents").

     1. Payment of Principal and Interest. Until this Note is paid in full, on the twenty-fifth day of the month following the end of each calendar quarter, Maker shall pay to Payee an amount equal to 35.89% of the difference between (a) 50% of Net Revenue (as defined in Section 1.3 of the Agreement) received by Maker after the date hereof from the Patents and (b) prior payments of fifty percent (50%) of Net Revenue. Within ten (10) days after a Change of Control (as defined in Section 1.3 of the Agreement), all sums due and owing under this Note shall be payable in full to Payee. If the Net Proceeds (as defined in Section
1.4 of the Agreement) exceed Six Hundred Thousand and 00/00 Dollars ($600,000.00), Maker shall pay Payee the lesser of (a) 35.89% of such excess or
(b) Ten Thousand Seven Hundred Sixty-Seven and 42/100 Dollars ($10,767.42). If the aggregate Net Proceeds are less than the aggregate value of the Listed Assets as set forth on Schedule 1.4 to the Agreement, the unpaid principal balance of the Note shall be reduced by 35.89% of the amount of the Deficiency, defined in Section 1.4 of the Agreement. All payments shall be applied first to accrued interest and the balance to the Principal Sum.

     2. Prepayment. The unpaid and outstanding balance of the Principal Sum and accrued interest may be prepaid, in whole or in part, at any time without any premium or penalty. Any such prepayment shall be first applied to and credited against accrued but unpaid interest to the date of such prepayment, and the excess amount of any such prepayment shall be next applied to and credited against the then outstanding Principal Sum.

     3. Default. It shall be an event of default ("Event of Default") under this
Note if: (a) the Maker shall fail to make any payment due under this Note as and when the same is due; (b) there shall be instituted any bankruptcy or insolvency proceedings by or against the Maker; or (c) there shall be appointed a trustee or receiver for the assets of the Maker.

     4. Remedies. Upon the occurrence of an Event of Default, the Payee may declare by written notice to the Maker the entire unpaid and outstanding Principal Sum, together with any and all interest due thereon, to be immediately due and payable; and upon such declaration, the entire outstanding Principal Sum, and any and all interest thereon, shall become and be due and payable immediately.
     5. Waiver. The Maker hereby waives notice, demand, presentment for payment, notice of dishonor, protest, and diligence in collection or bringing any action. The Maker consents that the time of any payment under this Note may be extended or modified an unlimited number of times before or after maturity at the holder's sole discretion, and that the Maker shall not be discharged by reason of any such extension or modification.

     6. Binding Effect. This Note shall be binding upon the Maker and the Maker's successors and assigns. 7. Governing Law. This Note has been executed in Michigan, and shall be construed and enforced in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the date and year first mentioned above.

                        U.S. MUTUAL FINANCIAL CORPORATION


                        By:  /s/ Clifton S. Crockatt
                       -------------------------------------------------------
                             Clifton S. Crockatt, President

                                                                Exhibit 10.15(c)
                                 PROMISSORY NOTE


$32,609.08                                          Place: Southfield, Michigan

                                                          Dated: March 24, 2004

         FOR VALUE RECEIVED, U.S. Mutual Financial Corporation, a Michigan corporation, or any holder hereof ("Maker"), promises to pay in lawful money of the United States of America to the order of Mildred Lange Ranzini ("Payee"), the principal sum of Thirty-Two Thousand Six Hundred Nine and 08/00 Dollars ($32,609.08) ("Principal Sum"), together with interest thereon at the rate of 7.5% per annum, at the addresses designated by Payee. As used herein, the term "Agreement" shall mean that certain Purchase and Sale Agreement of even date herewith by and between Maker and the shareholders of Michigan BIDCO, Inc. and the shareholders of West Pier Corporation. Interest shall commence to accrue on the date Maker first receives revenues from the patents identified in Schedule
3.9 of the Agreement (the "Patents").

     1. Payment of Principal and Interest. Until this Note is paid in full, on the twenty-fifth day of the month following the end of each calendar quarter, Maker shall pay to Payee an amount equal to 3.17% of the difference between (a) 50% of Net Revenue (as defined in Section 1.3 of the Agreement) received by Maker after the date hereof from the Patents and (b) prior payments of fifty percent (50%) of Net Revenue. Within ten (10) days after a Change of Control (as defined in Section 1.3 of the Agreement), all sums due and owing under this Note shall be payable in full to Payee. If the Net Proceeds (as defined in Section
1.4 of the Agreement) exceed Six Hundred Thousand and 00/00 Dollars ($600,000.00), Maker shall pay Payee the lesser of (a) 3.17% of such excess or
(b) Nine Hundred Fifty-One and 04/100 Dollars ($951.04). If the aggregate Net Proceeds are less than the aggregate value of the Listed Assets as set forth on

Schedule 1.4 to the Agreement, the unpaid principal balance of the Note shall be reduced by 3.17% of the amount of the Deficiency, defined in Section 1.4 of the Agreement. All payments shall be applied first to accrued interest and the balance to the Principal Sum.

     2. Prepayment. The unpaid and outstanding balance of the Principal Sum and accrued interest may be prepaid, in whole or in part, at any time without any premium or penalty. Any such prepayment shall be first applied to and credited against accrued but unpaid interest to the date of such prepayment, and the excess amount of any such prepayment shall be next applied to and credited against the then outstanding Principal Sum.

     3. Default. It shall be an event of default ("Event of Default") under this
Note if: (a) the Maker shall fail to make any payment due under this Note as and when the same is due; (b) there shall be instituted any bankruptcy or insolvency proceedings by or against the Maker; or (c) there shall be appointed a trustee or receiver for the assets of the Maker.

     4. Remedies. Upon the occurrence of an Event of Default, the Payee may declare by written notice to the Maker the entire unpaid and outstanding Principal Sum, together with any and all interest due thereon, to be immediately due and payable; and upon such declaration, the entire outstanding Principal Sum, and any and all interest thereon, shall become and be due and payable immediately.

     5. Waiver. The Maker hereby waives notice, demand, presentment for payment, notice of dishonor, protest, and diligence in collection or bringing any action. The Maker consents that the time of any payment under this Note may be extended or modified an unlimited number of times before or after maturity at the holder's sole discretion, and that the Maker shall not be discharged by reason of any such extension or modification.

     6. Binding Effect. This Note shall be binding upon the Maker and the Maker's successors and assigns. 7. Governing Law. This Note has been executed in Michigan, and shall be construed and enforced in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the date and year first mentioned above.

                        U.S. MUTUAL FINANCIAL CORPORATION



                        By:  /s/ Clifton S. Crockatt
                        -------------------------------------------------------
                             Clifton S. Crockatt, President

                                                               Exhibit 10.15(d)
                                 PROMISSORY NOTE


$213,100.85                                         Place: Southfield, Michigan

                                                         Dated: March 24, 2004

         FOR VALUE RECEIVED, U.S. Mutual Financial Corporation, a Michigan corporation, or any holder hereof ("Maker"), promises to pay in lawful money of the United States of America to the order of Mildred Lange Ranzini Trust ("Payee"), the principal sum of Two Hundred Thirteen Thousand One Hundred and 85/00 Dollars ($213,100.85) ("Principal Sum"), together with interest thereon at the rate of 7.5% per annum, at the addresses designated by Payee. As used herein, the term "Agreement" shall mean that certain Purchase and Sale Agreement of even date herewith by and between Maker and the shareholders of Michigan BIDCO, Inc. and the shareholders of West Pier Corporation. Interest shall commence to accrue on the date Maker first receives revenues from the patents identified in Schedule 3.9 of the Agreement (the "Patents").

     1. Payment of Principal and Interest. Until this Note is paid in full, on the twenty-fifth day of the month following the end of each calendar quarter, Maker shall pay to Payee an amount equal to 20.69% of the difference between (a) 50% of Net Revenue (as defined in Section 1.3 of the Agreement) received by Maker after the date hereof from the Patents and (b) prior payments of fifty percent (50%) of Net Revenue. Within ten (10) days after a Change of Control (as defined in Section 1.3 of the Agreement), all sums due and owing under this Note shall be payable in full to Payee. If the Net Proceeds (as defined in Section
1.4 of the Agreement) exceed Six Hundred Thousand and 00/00 Dollars ($600,000.00), Maker shall pay Payee the lesser of (a) 20.69% of such excess or
(b) Six Thousand Two Hundred Seven and 24/100 Dollars ($6,207.24). If the aggregate Net Proceeds are less than the aggregate value of the Listed Assets as set forth on Schedule 1.4 to the Agreement, the unpaid principal balance of the Note shall be reduced by 20.69% of the amount of the Deficiency, defined in Section 1.4 of the Agreement. All payments shall be applied first to accrued interest and the balance to the Principal Sum.

     2. Prepayment. The unpaid and outstanding balance of the Principal Sum and accrued interest may be prepaid, in whole or in part, at any time without any premium or penalty. Any such prepayment shall be first applied to and credited against accrued but unpaid interest to the date of such prepayment, and the excess amount of any such prepayment shall be next applied to and credited against the then outstanding Principal Sum.

     3. Default. It shall be an event of default ("Event of Default") under this
Note if: (a) the Maker shall fail to make any payment due under this Note as and when the same is due; (b) there shall be instituted any bankruptcy or insolvency proceedings by or against the Maker; or (c) there shall be appointed a trustee or receiver for the assets of the Maker.

     4. Remedies. Upon the occurrence of an Event of Default, the Payee may declare by written notice to the Maker the entire unpaid and outstanding Principal Sum, together with any and all interest due thereon, to be immediately due and payable; and upon such declaration, the entire outstanding Principal Sum, and any and all interest thereon, shall become and be due and payable immediately.

     5. Waiver. The Maker hereby waives notice, demand, presentment for payment, notice of dishonor, protest, and diligence in collection or bringing any action. The Maker consents that the time of any payment under this Note may be extended or modified an unlimited number of times before or after maturity at the holder's sole discretion, and that the Maker shall not be discharged by reason of any such extension or modification.

     6. Binding Effect. This Note shall be binding upon the Maker and the Maker's successors and assigns. 7. Governing Law. This Note has been executed in Michigan, and shall be construed and enforced in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as of the date and year first mentioned above.

                        U.S. MUTUAL FINANCIAL CORPORATION



                        By:  /s/ Clifton S. Crockatt
                        -------------------------------------------------------
                            Clifton S. Crockatt, President

                                                                Exhibit 10.16
                                 PROMISSORY NOTE


$600,000.00                                         Place: Southfield, Michigan

                                                          Dated: March 24, 2004

         FOR VALUE RECEIVED, U.S. Mutual Financial Corporation, a Michigan corporation, or any holder hereof ("Maker"), promises to pay in lawful money of the United States of America to the order of University Bank, a Michigan banking corporation ("Payee"), the principal sum of Six Hundred Thousand and 00/00 Dollars ($600,000.00) ("Principal Sum"), together with interest thereon at the rate of 7.5% per annum accruing commencing March 1, 2004, at the address designated by the holder hereof.
         1. Payment of Principal and Interest. Maker shall pay interest only each month commencing April 1, 2004. The unpaid Principal Sum and accrued interest shall be paid in full on or before December 31, 2004.

         2. Prepayment. The unpaid and outstanding balance of the Principal Sum and accrued interest may be prepaid, in whole or in part, at any time without any premium or penalty. Any such prepayment shall be first applied to and credited against accrued but unpaid interest to the date of such prepayment, and the excess amount of any such prepayment shall be next applied to and credited against the then outstanding Principal Sum.

         3. Default. It shall be an event of default ("Event of Default") under this Note if: (a) Maker shall fail to make any payment due under this Note as and when the same is due; (b) there shall be instituted any bankruptcy or insolvency proceedings by or against Maker; or (c) there shall be appointed a trustee or receiver for the assets of Maker.

         4. Remedies. Upon the occurrence of an Event of Default, Payee shall provide written notice to Maker of such default and a thirty (30) day cure period beginning on the date of delivery of such notice during which Maker shall be provided the opportunity to cure the default (the "Cure Period"). Upon the expiration of the Cure Period, if the default remains uncured, Payee may declare by written notice to Maker the entire unpaid and outstanding Principal Sum, together with any and all interest due thereon, to be immediately due and payable; and upon such declaration, the entire outstanding Principal Sum, and any and all interest thereon, shall become and be due and payable immediately.

         5. Waiver. Maker hereby waives notice, demand, presentment for payment, notice of dishonor, protest, and diligence in collection or bringing any action. Maker consents that the time of any payment under this Note may be extended or modified an unlimited number of times before or after maturity at the holder's sole discretion, and that Maker shall not be discharged by reason of any such extension or modification.

         6. Binding Effect. This Note shall be binding upon Maker and Maker's successors and assigns.

         7. Governing Law. This Note has been executed in Michigan, and shall be construed and enforced in accordance with the laws of the State of Michigan.

         8. Security. This Note is secured by a Security Agreement of even date herewith.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date and year first mentioned above.

                        U.S. MUTUAL FINANCIAL CORPORATION


                        By:  /s/ Clifton S. Crockatt
                        --------------------------------------------------------
                            Clifton S. Crockatt, President

                                                                 Exhibit 10.17
                               SECURITY AGREEMENT


                                    ARTICLE I
                                PARTIES AND DATES


         THIS SECURITY AGREEMENT, herein referred to as the "Agreement", is made and entered into, by and among the following:

         1.01 Debtor. Debtor is, and shall be, United States MUTUAL FINANCIAL CORPORATION, a Michigan corporation, with principal offices at 3220 Coolidge, Berkley, Michigan 48072, herein referred to as the "Debtor".

         1.02 Secured Party. Secured Party is, and shall be, UNIVERSITY BANK, with principal offices at 959 Maiden Lane, Ann Arbor, Michigan 48105, hereinafter referred to as the "Secured Party".

         1.03 Party. Debtor and Secured Party may herein be jointly referred to as the "Parties" and individually as a "Party".


                                   ARTICLE II
                                RECITAL OF FACTS

         The following is a recital of the facts underlying this Agreement:

         2.01 Debt. Debtor is indebted to Secured Party in the sum of Six Hundred Thousand Dollars ($600,000.00), herein referred to as the "Debt", evidenced by a certain promissory note, herein referred to as the "Note". Debt shall also include all interest, costs, expenses and reasonable attorney fees accruing to or incurred by Secured Party in collecting the Debt or in the protection, maintenance or liquidation of the Collateral (defined herein).


                                   ARTICLE III
                                SECURITY INTEREST

         3.01 Grant. Debtor hereby grants and gives to Secured Party and its successors and assigns, and Secured Party hereby receives and accepts from Debtor, a security interest (the "Security Interest") in, and a lien against the property more particularly described in Exhibit A attached hereto and by this reference made a part hereof, herein collectively referred to as the "Collateral", as security for the full and prompt repayment of the Debt. This Security Interest applies to all Collateral, wherever located, including, but not limited to, all additions, replacements, substitutions and all proceeds therefrom. Except as specifically provided herein, the Security Interest is irrevocable, unconditional, continuing, and coupled with an interest.

         3.02 Financing Statements. Debtor hereby authorizes Secured Party to file and record, such UCC financing statements and continuation statements, herein collectively referred to as "Financing Statements," in such locations, and with such persons and governmental offices as Secured Party deems appropriate, desirable, or necessary to perfect, effectuate, complete, preserve, and/or continue the security interest of Secured Party in the Collateral. Debtor hereby irrevocably appoints Secured Party, its agents and employees, as its lawful attorney-in-fact and agent with full power, authority and right to execute and file in the name and on behalf of Debtor such Financing Statements. Except as specifically provided herein, this Power of Attorney is irrevocable, continuing and coupled with an interest.

         3.03 Term. The term of this Agreement, and the Security Interests in the Collateral, shall be continuing, and shall terminate only upon payment in full of the Debt incurred by Debtor to Secured Party.

         3.04 Further Actions. This Agreement is intended to create, effectuate, and preserve a Security Interest and lien against the Collateral and in favor of Secured Party. Debtor shall take all such further actions as may be reasonably required or requested by Secured Party in furtherance of and to fully satisfy the terms, provisions, intentions and purposes of this Agreement.

         3.05 Negative Covenants. So long as any part of the Debt is outstanding, Debtor covenants and agrees that, unless Secured Party shall otherwise consent, in writing, Debtor shall not sell, assign, transfer, exchange or otherwise dispose of its interest in the Collateral, create, incur or permit to exist any lien with respect to the Collateral, or any interest therein or proceeds thereof, except for security interests granted hereby or referenced herein, nor move its principal place of business to a location outside of the State of Michigan or its records relating to the business to a location outside of the State of Michigan.

         3.06 Representations and Warranties. Debtor hereby represents and warrants to Secured Party as follows:

                  A. Debtor has full power and authority to pledge all of its right, title and interest in and to the Collateral pursuant to this Agreement;

                  B. This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms;

                  C. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either: (i) for the pledge by Debtor of the Collateral pursuant to this Agreement; or (ii) for the execution, delivery or performance of this Agreement by Debtor;

                  D. There is no pending action or proceeding before any court, governmental agency or arbitrator against or involving Debtor which would impair Debtor's ability to perform its obligations under this Agreement; and

                  E. Debtor is a corporation incorporated under the laws of the State of Michigan and its principal place of business is in the State of Michigan.

                                   ARTICLE IV
                                     DEFAULT

         4.01 Remedies Upon Default. Upon the occurrence of a default under the Note, Secured Party shall have the following rights and remedies, which shall be cumulative and not exclusive of any other right or remedy:

                  A. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of Michigan at that time, and Secured Party may also, without notice except as specified herein, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms a may be commercially reasonable. Debtor agrees that, to the extent that notice of sale may be required by applicable law, at least five (5) days notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and places fixed therefor, and such as may without further notice be made at the time and place to which it was so adjourned; and

                  B. All cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Secured Party) by Secured Party against the outstanding Debt and any surplus of such cash or cash proceeds shall be the sole property and asset of Debtor.

         4.02 Expenses. Debtor shall, upon written demand, pay to Secured Party the amount of any and all expenses, including the reasonable fees and expenses of its attorneys, that Secured Party may incur in connection with: (i) the sale of, collection from or other realization upon any of the Collateral; (ii) the exercise or enforcement of any of the rights of Secured Party hereunder; or
(iii) the failure by Debtor to perform or observe any of the provisions hereof.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.01 Waiver of Notice. Debtor waives presentment for payment, demand, protest, notice of non-payment, dishonor, or protest, and any and all other notices and demands whatsoever.

         5.02 Waiver of Action. No action or omission by Secured Party, including, but not limited to, any extension, modification, amendment, forbearance, delay, acceleration, indulgence, or concession with regard hereto, with or without notice to Debtor is intended to nor shall constitute or be deemed a waiver, discharge, or release of Debtor of any of the moneys due hereunder, or any obligation or right established hereby, nor shall any such action or omission constitute an approval of or acquiescence in any breach hereof, except as may be expressly agreed in writing signed by Secured Party.

         5.03 Waiver of Defense. In the event of any litigation, the parties hereto hereby expressly waive the right to a trial by jury, waive the right to interpose any defense based upon a statute of limitation, laches, jurisdiction, usury, consideration, disclosure, notice, bankruptcy, and/or any offset or counterclaim of any nature or description whatsoever.

         5.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         5.05 Assignment. Secured Party may assign, negotiate, and otherwise transfer any of its interests in or to this Agreement, and the Security Interest created and transferred hereunder, in whole or in part, at any time, without notice to or consent of Debtor.

         5.06 Entire Agreement and Construction. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior arrangements, understandings, negotiations, and discussions whether oral or written, of the parties. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless in writing and executed by the party against whom enforcement is sought. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                        SIGNATURES ON THE FOLLOWING PAGE

IN THE PRESENCE OF:                         UNITED STATES MUTUAL FINANCIAL
                                            CORPORATION, a Michigan corporation


  /s/ John Jacobs                           By:  /s/ Clifton S. Crockatt
------------------------------------           ---------------------------------

                                            Its:  President
                                                --------------------------------

Date:    March 24 , 2004                    "Debtor"
       -----------



STATE OF MICHIGAN )
                  ) SS
COUNTY OF OAKLAND)

         The foregoing instrument was acknowledged before me this 24th day of March, 2004, by Clifton S. Crockatt, the President of UNITED STATES MUTUAL FINANCIAL CORPORATION, a Michigan corporation, on behalf of the corporation.


                                           /s/ Lynn K. Bauer
                                          --------------------------------------
                                           Notary Public

                                    EXHIBIT A


2,500             Shares of Loop Process Systems, Inc.

667               Shares of Michigan Bidco, Inc.

2,000             Shares of West Pier Corporation

143,992  Shares of I2 Telecom


                                                                   Exhibit 10.18
------------------------------------------ ------------------------------------- ----------------------------


           Jove Corporation                      c/o Stephen Lange Ranzini       Loan Number
           3220 Coolidge                         959 Madden Lane                 Date   12/29/2004
                                                                                      ------------
           Berkley, MI 48072                     Ann Arbor, MI 48105             Maturity Date   12/31/2005
                                                                                               ------------
                                                                                 Loan Amount $   322,429.47
                                                                                               ------------
       BORROWER'S NAME AND ADDRESS               LENDER'S NAME AND ADDRESS       Renewal Of
    "I" includes each borrower above,           "You" means the lender, its
          jointly and severally                   successors and assigns

------------------------------------------ ------------------------------------- ----------------------------

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of THREE HUNDRED THOUSAND TWENTY-TWO THOUSAND
FOUR HUNDRED TWENTY-NINE 47/100ths Dollars $ 322,429.47
[x] Single Advance: I will receive all of this principal sum on 12/29/2004 . No additional advances are contemplated under this note.
[ ] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On_________ I will receive the amount of $____________
      and future principal advances are contemplated.
     Conditions: The conditions for future advances are___________________________________________________
__________________________________________________________________________________________________________
[ ] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on_______________________.
[ ] Closed End Credit:  You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST:  I agree to pay interest on the outstanding principal balance from   12/29/2004 at the rate of 12.00% per year until
maturity.
[ ] Variable Rate:  This rate may then change as stated below.
[ ] Index Rate:  The future rate will be__________________ the following index rate:______________________
__________________________________________________________________________________________________________
[ ] No Index:  The future rate will not be subject to any internal or external index.  It will be entirely in your control.
[ ] Frequency and Timing:  The rate on this note may change as often as __________________________________.
       A change in the interest rate will take effect ____________________________________________________.
[ ] Limitations:  During the term of this loan, the applicable annual interest rate will not be more than_________% or less than
____________%.  The rate may not change more than______________% each_________________.
     Effect of Variable Rate:  A change in the interest rate will have the following effect on the payments:
[ ] The amount of each scheduled payment will change.                     [ ] The amount of the final payment will change.
     [  ]___________________________________________________________________________________________________.

ACCRUAL METHOD:  Interest will be calculated on a    365/365  basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
     [x] on the same fixed or variable rate basis in effect before maturity (as indicated above).
     [ ] at a rate equal to______________ .
[x]  LATE CHARGE: If a payment is made more than three days after it is due, I agree to pay a late charge of 5% of the amount due and delinquent .
[ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [ ] are not included in the principal amount above: .
PAYMENTS:  I agree to pay this note as follows:
[x] Interest: I agree to pay accrued interest monthly, on the 1st of each month and at maturity

[x] Principal: I agree to pay the principal at maturity.

[ ] Installments:  I agree to pay this note in ____ payments.  The first payment will be in the amount of $________ and will be due__________________.  A payment of $_____________will be  due____________________  thereafter. The final payment
of  the   entire   unpaid   balance   of   principal   and   interest   will  be
due_________________  . ADDITIONAL TERMS:  Pledged assets:  130,643 shares of i2
Telecom  Int'l,  80,000 shares of University  Bancorp,  Inc.,  445,800 shares of
CityFed Financial Corp. $25 par value senior preferred stock,  2,000 shares West
Pier  Corporation  and a line of credit  held by  Borrower  payable by  Michigan
Business Development Corporation (f/k/a Michigan BIDCO, Inc.).





[x] SECURITY:  This note is separately secured by( document by type and date):
Ocllateral listed above under "Additional Term".
(This section is for your internal use. Failure to list speparte document does not mean the agrrement will not secure this note.


    PURPOSE:  The  purpose  of  this  loan is to  support  Borrower's  working
    capital needs.                                 .
   -----------------------------------------------
   SIGNATURES:  I AGREE TO THE  TERMS  OF THIS  NOTE  (INCLUDING  THOSE ON PAGE
   2).I have received a copy on today's date.


   /s/ Clifton S. Crockatt
   -----------------------------------------------
   CLIFTON S. CROCKATT, PRESIDENT

   /s/ Dennis M. Agresta
   -----------------------------------------------
    DENNIS M. AGRESTA, CFO

   Signature for Lender


   /s/ Stephen Lange Ranzini
   -----------------------------------------------------
   STEPHEN LANGE RANZINI, individually and under Power of Attorney for Joseph Lange Ranzini and Angela Ranzini

DEFINITIONS: As used on page 1, "[x]" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.
APPLICABLE LAW: The law of the state in which you are located will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not effect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.
     In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration. PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest. POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below. MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed and credit, repaying a part of the principal will not entitle me to additional credit. PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you. "Right to receive money from you" means:
(1) any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in your possession for collection or exchange; and (3) any repurchase agreement or other nondeposit obligation.
     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided;
(7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change may name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce in agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES:  If I am in default on this note you have, but are not limited to, the following remedies:
(1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
(2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
(3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
(4) You may refuse to make advances to me or allow purchases on credit by me. (5) You may use any remedy you have under state or federal law.
By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to:
(1)      demand payment of amounts due (presentment);
(2)      obtain official certification of nonpayment (protest); or
(3)      give notice that amounts due have not been paid (notice of dishonor).
     I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note, I will not assign my obligation under this agreement without your prior written approval. FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete. NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.



--------------- --------------- ------------ --------------- --------------- --------- ------------ ----------

   DATE OF        PRINCIPAL     BORROWER'S     PRINCIPAL       PRINCIPAL     INTEREST   INTEREST    INTEREST
 TRANSACTION       ADVANCE       INITIALS       PAYMENTS        BALANCE        RATE     PAYMENTS    PAID
                                   (not                                                             THROUGH:
                                 required)

   12/29/04     $    322,429.47              $               $                      %  $
                $                            $               $                      %  $
                $                            $               $                      %  $
                $                            $               $                      %  $
                $                            $               $                      %  $